                                                                   EXHIBIT 10.16

          AMENDED AND RESTATED FACILITY AGREEMENT, dated as of December 8, 1998, among SECURITY CAPITAL U.S. REALTY, a company incorporated in Luxembourg with a registered office located at 69, route d' Esch, L-1470 Luxembourg (the "Borrower"), SECURITY CAPITAL HOLDINGS S.A., a company incorporated in Luxembourg with a registered office located at 69, route d' Esch, L-1470 Luxembourg (the "Company"), COMMERZBANK AKTIENGESELLSCHAFT New York branch, as arranger (in this capacity, the "Arranger"), THE FINANCIAL INSTITUTIONS listed in Parts I and II of Schedule 1 as revolving credit lenders and swingline lenders, respectively, COMMERZBANK AKTIENGESELLSCHAFT New York Branch, as administrative agent (in this capacity and together with its successors appointed pursuant to Clause 18.5, the "Administrative Agent") and NATIONSBANK OF TEXAS, N.A., as syndication agent (in this capacity, the "Syndication Agent").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Borrower, the Company, the Administrative Agent and certain of the Lenders (as defined below) have previously entered into a Facility Agreement, dated June 12, 1996, as amended and restated by a supplemental agreement dated July 24, 1996, as amended by a second supplemental agreement dated October 10, 1996, as amended by a third supplemental agreement dated December 9, 1996, as amended by a fourth supplemental agreement dated May 5, 1997, as amended by a fifth supplemental agreement dated May 28, 1997, as amended and restated by a sixth supplemental agreement dated March 20, 1998 and as amended and restated by a seventh supplemental agreement dated the date hereof (such Facility Agreement, as amended and restated through the date hereof and in effect immediately prior to the effectiveness hereof, the "Existing Facility Agreement"); and

          WHEREAS, the Borrower, the Company, the Administrative Agent and the Lenders wish to amend and restate the Existing Facility Agreement upon the terms and conditions set forth herein;

          NOW, THEREFORE, IT IS AGREED THAT the Existing Facility Agreement shall be amended and restated in its entirety to read as follows:

1.   DEFINED TERMS; INTERPRETATION

1.1  Defined Terms.
     -------------

          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Additional Conditions Precedent" means, in relation to any Additional Guarantor, the documents set forth in Schedule 6 Part II.

          "Additional Guarantor" means any entity which becomes party hereto after the Effective Date as a guarantor pursuant to a Guarantor Joinder Agreement.

          "Adjusted EBITDA" means, as to any Person and for any period, the Consolidated net income of such Person and its Subsidiaries for such period, before interest expense and provision for taxes and without giving effect to any extraordinary gains and gains from sales of assets ("EBIT"), adjusted by (i) adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at such EBIT for such period and (ii) subtracting therefrom the amount of all non-cash gains that were added in arriving at such EBIT for such period.

          "Administrative Agent" has the meaning set forth in the introductory paragraph.

          "Advance" means a Revolving Advance, a Term Advance or a Swingline Advance.

          "Advance Agreement" means the Amended and Restated Advance Agreement, dated as of December 8, 1998, by and between the Borrower and the Company.

          "Affected Lender" has the meaning set forth in Clause 2.3(c).

          "Affiliate" in relation to a Person, means any other Person directly or indirectly controlling , controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliated Lender" in relation to a Lender, means any other bank or financial institution which is an Affiliate of such Lender.

          "Anniversary" means, in any year, the anniversary of August 15, 1999.

          "Applicable Base Rate Margin" means, for any day, the rate per annum set forth below opposite the Applicable Rating Level then in effect for such day:

          Applicable Rating              Applicable Base
               Level                           Rate Margin
               -----                           -----------

          Level I                              0.000%

          Level II                       0.000%

          Level III                      0.125%

          Level IV                       0.250%

          Level V                        0.375%

          Level VI                       0.625%.

          "Applicable LIBOR Margin" means, for any day, the rate per annum set forth below opposite the Applicable Rating Level then in effect for such day:

          Applicable Rating                     Applicable
               Level                           LIBOR Margin
               -----                           ------------

          Level I                              0.850%

          Level II                             0.950%

          Level III                            1.125%

          Level IV                             1.250%

          Level V                              1.375%

          Level VI                             1.625%

          "Applicable Outstandings" has the meaning set forth in Clause 2.3(b).

          "Applicable Rating Level" means, for any day, the level set forth below opposite the lowest of the two highest ratings (in effect for such day) issued by the Rating Agencies, respectively, in respect of the senior unsecured long-term debt of the Borrower (or the level set forth opposite the highest ratings if the two highest ratings fall within the same level or the lowest rating if only two of the three Rating Agencies are then rating such debt), provided that, for determining whether the Applicable Rating Level falls within any of Levels I through VI, the ratings set forth opposite Level I shall be considered the highest and those set forth opposite Level VI shall be considered the lowest:


Rating Level   Moody's         S&P             D&P
------------   -------         ------          ------
Level I        Greater than    Greater than    Greater than
               or equal to A2  or equal to A   or equal to A

Level II       A3              A-              A-

Level III      Baa1            BBB+            BBB+

Level IV       Baa2            BBB             BBB

Level V        Baa3            BBB-            BBB-

Level VI       Less than Baa3  Less than BBB-  Less than BBB-

For purposes of the foregoing, (i) "" means a rating equal to or more favorable than; (ii) "Less than" means a rating less favorable than; (iii) if ratings for the senior unsecured long-term debt of the Borrower shall not be available from at least two of the three Rating Agencies, Level VI shall be deemed applicable;
(iv) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in Applicable Rating Level would result, such change shall effect a change in Applicable Rating Level as of the day on which it is first announced by the applicable Rating Agency, and any change in the Applicable Base Rate Margin or the Applicable LIBOR Margin hereunder shall apply commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; and (v) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Revolving Credit Commitments and Swingline Commitments are canceled, the Borrower, the Administrative Agent and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, the last-determined Applicable Rating Level shall apply until such agreement is reached.

          "Approved Issuer" means a Qualifying Issuer which the Super Majority Lenders (which shall include, for the purposes of this definition of "Approved Issuer", all Lenders whose respective Commitments equal or exceed $50,000,000) have approved in writing as being eligible for inclusion in determinations of the Borrower's compliance with the limitation of clause (b) of the definition of Borrowing Base. As of the date hereof, the Principal Companies are the only Approved Issuers.

          "Approved Jurisdiction" means any State of the United States and such other jurisdictions as the Borrower and the Administrative Agent with the consent of the Majority Lenders may agree in writing.

          "Arranger" has the meaning set forth in the introductory paragraph.

          "Assets" has the meaning set forth in Clause 1.2(a).

          "Assignment and Acceptance" has the meaning set forth in Clause
24.3(b).

          "Authorized Representative" means, with respect to any Person, the President, any Managing Director, any Senior Vice President, any Vice President, the Treasurer, any controller or any other officer, employee or representative of such Person duly authorized by such Person to act on behalf of such Person in connection with this Agreement and the transactions contemplated hereby; provided that evidence of such authority shall have been provided to the Administrative Agent promptly following the Administrative Agent's request therefor and such evidence shall be reasonably satisfactory in form and substance to the

Administrative Agent.

          "Base Rate" means, as of any date, the rate determined by the Administrative Agent to be the higher of (a) the Prime Rate and (b) the aggregate of the Federal Funds Rate on that date plus 0.50 percent per annum.

          "Base Rate Advance" means an Advance in respect of which the Borrower has elected interest to be calculated by reference to the Base Rate.

          "Borrower" has the meaning set forth in the introductory paragraph.

          "Borrower Fixed Charge Coverage Ratio" means, with respect to the Borrower and for any period, the ratio of Cash Flow to Fixed Charges of the Borrower for such period.

          "Borrowing Base" means, at any time, the amount determined by the Administrative Agent on the basis of the most recent Compliance Certificate and/or the most recent Borrowing Base Certificate to be 40 percent of the Market Value of all Qualifying Collateral, provided that, (a) Qualifying Securities that are Traded Securities must comprise at least 40 percent of the aggregate value of the Borrowing Base, (b) Qualifying Securities that are issued by Approved Issuers and Special Opportunity Investments must collectively comprise at least 60 percent of the aggregate value of the Borrowing Base, (c) if the aggregate of the Market Value of Qualifying Collateral comprising SCG Securities and any other Qualifying Security issued by any company in which SCG is directly or indirectly (other than through the Borrower or its Subsidiaries) the principal shareholder (collectively, the "SCG Qualifying Collateral") exceeds 10 percent of the Market Value of all Qualifying Collateral, for purposes of calculating the Borrowing Base the Market Value of the SCG Qualifying Collateral shall be limited to 10 percent of the Market Value of all Qualifying Collateral and (d) if the aggregate of the Market Value of Qualifying Collateral comprising Qualifying Securities that are not common stock exceeds 10 percent of the Market Value of all Qualifying Collateral, for purposes of calculating the Borrowing Base the Market Value of such Qualifying Collateral shall be limited to 10 percent of the Market Value of all Qualifying Collateral.

          "Borrowing Base Certificate" means a certificate substantially in the form set forth in Schedule 2 duly executed by a Managing Director, Senior Vice President or Vice President of each of the Company and the Borrower.

          "Borrowing Base Shortfall" has the meaning set forth in Clause 8.3.

          "Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for business in each of London, New York City and Luxembourg.

          "CarrAmerica" means CarrAmerica Realty Corporation.

          "Cash Equivalent Investment" means at any time cash and any evidence of indebtedness issued or guaranteed by the Government of the United States.

          "Cash Flow" means, with respect to the Borrower for the four fiscal quarter period ending as of the date of determination, the Borrower's net income for such period (excluding gains and losses for such period realized on any disposition of Liquid Securities and excluding accrued interest income, in each case to the extent included in net income), except that cash dividends and other cash received from Investments in Consolidated Subsidiaries, other Subsidiaries or any other Persons shall be substituted for net income of Consolidated Subsidiaries and for equity in earnings of any such Subsidiaries or other Persons, plus the sum of the following amounts (but only to the extent that any of the following amounts were taken into account when determining such net income): (a) income taxes accrued for such period, plus (b) interest expense paid or accrued for such period (excluding interest accrued in respect of any "zero-coupon" Indebtedness and other similar Indebtedness for which interest is not due and payable in cash), plus (c) depreciation and amortization expenses for such period, plus (d) the return of the capital component of dividends received for such period (to the extent that such component is not reflected already in net income).

          "Commitment" means a Revolving Credit Commitment or a Swingline Commitment.

          "Commitment Fee Rate" means, for any day, the percentage set forth below opposite the Undrawn Commitments for such day:

                                             Commitment
          Undrawn Commitments                 Fee Rate
          -------------------                 ---------

          $200,000,000 or less                  0.15%

          Greater than $200,000,000             0.20%
          but less than or equal to
          $400,000,000

          Greater than $400,000,000             0.25%.

          "Commitment Period" means, subject to Clause 2.5 (Extension of Final Maturity Dates), the period commencing on the Effective Date and expiring on the Final Maturity Date.

          "Company" has the meaning set forth in the introductory paragraph.

          "Compliance Certificate" means a compliance certificate, including all attachments annexed thereto, substantially in the form of Schedule 3 duly executed by a Managing Director or Senior Vice President or Vice President of each of the Company and the Borrower, together with such changes therein as the Administrative Agent may from time to time reasonably request.

          "Consolidated" has the meaning set forth in Clause 1.2 (Construction).

          "Consolidated Subsidiary" means, with respect to a Person at any date, any Subsidiary or other entity the accounts of which would be Consolidated with those of such Person in its Consolidated financial statements, if such statements were prepared as of such date (other than any Strategic Investee).

          "Contingent Obligation" means, for the Borrower, any commitment, undertaking, Guarantee or other obligation of the Borrower or any of its Consolidated Subsidiaries constituting a contingent liability that must be accrued under GAAP.

          "Contracting Party" means any of the Financial Institutions, the Borrower and any of the Guarantors.

          "Debt" of any Person means, without duplication, all indebtedness of such Person for or in respect of (i) borrowed money; (ii) acceptances under any acceptance credit facility; (iii) amounts raised under any note purchase facility or the issue of bonds, notes, debentures or similar instruments; (iv) amounts raised pursuant to any issue of shares which are expressed to be redeemable at the option of the holder; (v) the amount of any liability in respect of leases which would be treated in the audited financial statements of such Person as finance or capital leases; (vi) the amount of any liability in respect of any purchase price for Assets or service the payment of which is deferred for a period in excess of one hundred and eighty days; (vii) obligations for the purchase price of stock under stock purchase or similar agreements in the ordinary course of business, (viii) the amount of any liability in respect of swap, cap or collar arrangements for currency, interest rate or dividends on preferred stock or any similar derivative instrument, provided that if such swap, cap or collar arrangement or any similar derivative instrument has been entered into in order to hedge the currency, interest rate or dividend exposure of such Person in respect of indebtedness of the types described in clauses (i) through (vii), (ix) and (x) of this definition or preferred stock, the amount of any liability, in respect of such arrangement or instrument shall not be taken into account, (ix) amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing; and (x) any guarantee or other assumption of liability for the obligations of any third party in respect of any of the foregoing.

          "Debt to Net Worth Ratio" means, with respect to any Person and for any period, the ratio of Debt to Net Worth for such Person for such period.

          "Default" means any Event of Default and any event or condition which, with the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing) would constitute an Event of Default.

          "Dollars" or "$" means the lawful currency for the time being of the U.S.

          "Effective Date" has the meaning provided in the Supplemental
Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

          "ERISA Affiliate" means any corporation, trade or business that is a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code or section 4001 of ERISA.

          "Event of Default" means any of the events specified in Clause 16.1 (Events of Default).

          "Facility" means, collectively, the facilities referred to in Clause
2.1 (Facilities).

          "Facility Office" in relation to a Lender, means:

          (a) the office(s) of such Lender designated as such by such Lender in writing to the Administrative Agent prior to the Effective Date; or

          (b) in the case of a Lender which becomes a Contracting Party after the Effective Date, the office(s) of such Lender designated as such by such Lender in writing to the Administrative Agent before or upon becoming a Lender; or

          (c) any other office(s) designated as such by such Lender in writing to the Administrative Agent in accordance with Clause 24.6 (Change of Facility Office),

     in each case as the office(s) through which such Lender will perform all or any of its obligations under the Finance Documents.

          "Federal Funds Rate" means, on any day, the rate per annum (rounded upward if necessary to the nearest one/one-hundredth of one percent) equal to the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as reasonably determined by the Administrative Agent. Each change in the interest rate on a Base Rate Advance, Swingline Advance or Term Advance which results from a change in the Federal Funds Rate shall become effective on the day on which the change in the Federal Funds Rate becomes effective.

          "Fee Letter" means the letter dated December 8, 1998 from the Arranger and the Administrative Agent to the Borrower detailing certain fees to be paid by the Borrower in connection with the Facility.

          "Final Maturity Date" means, subject to Clause 2.5 (Extension of Final Maturity Dates), December 8, 2000.

          "Final Repayment Date" means, subject to Clause 2.6 (Term-Out Option), the date falling three years after the Final Maturity Date.

          "Finance Document" means any of this Agreement, each of the Notes, the Fee Letter, the Guarantor Joinder Agreements, the Assignment and Acceptances and any other document designated as such by the Administrative Agent and the Borrower.

          "Financial Institution" means the Arranger, the Administrative Agent or a Lender.

          "Fiscal Year" means a fiscal year of the Company and the Borrower.

          "Fixed Charges" means, with respect to any Person and for any period, the sum of the Principal and Interest Expense, cash payments made in respect of taxes or tax liabilities (net of cash tax refunds actually received) and dividend payments made on preferred stock in each case by such Person for such period on a Consolidated basis.

          "GAAP" has the meaning given to it in Clause 1.2 (Construction).

          "Group" means the Borrower and its Consolidated Subsidiaries for the time being and from time to time.

          "Guarantee" or "guarantee" of any person means any agreement or undertaking pursuant to which such person guarantees, assumes or otherwise becomes secondarily, contingently or otherwise liable for any obligation of any other person (other than by virtue of endorsement of instruments in the ordinary course of deposit or collection and obligations of such person to purchase stock under stock purchase or similar agreements).

          "Guarantor" means the Company and each Additional Guarantor (collectively, the "Guarantors").

          "Guarantor Joinder Agreement" means an agreement substantially in the form of Part I of Schedule 6 made pursuant to Clause 28.1 (Additional Guarantors) (collectively, the "Guarantor Joinder Agreements");

          "Intangible Assets" means, with respect to the Borrower, the amount (to the extent reflected in determining stockholders' equity of the Borrower) of all items which in accordance with GAAP would be properly classified as intangible Assets of the Borrower and its Consolidated Subsidiaries.

          "Interest Coverage Ratio" means, with respect to any Person and for any period, the ratio of Adjusted EBITDA to Interest Expense for such Person for such period.

          "Interest Expense" means, in respect of any Person and for any period, the aggregate of its paid or accrued cash interest expense for such period on such Person's Debt calculated on a Consolidated basis but excluding interest properly capitalized under GAAP being interest attributable to construction projects.

          "Interest Period" means, in respect of a Term Advance which is a LIBOR Advance, each period of interest selected by the Borrower in accordance with Clause 7.5 (Interest Periods for Term Advances).

          "Internal Revenue Code" means the Internal Revenue Code of 1986 of the United States, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. Reference to sections of the Internal Revenue Code shall be construed to also refer to any successor sections.

          "Investment" means, with respect to a Person, the legal or beneficial ownership by such Person of any capital stock or other equity interest in another Person, whether or not such ownership constitutes a controlling interest in such other Person, and shall include all Subsidiaries of such Person.

          "Investment Adviser" means Security Capital U.S. Realty Management S.A. or such other entity providing investment advice to the Group as may be approved by the Administrative Agent (such approval not to be unreasonably withheld and such decision not to be unreasonably delayed).

          "Lender" means a Revolving Credit Lender or a Swingline Lender.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction) having the effect of security.

          "LIBOR" means with respect to a LIBOR Advance:

          (a) the rate per annum appearing on the Telerate page 3750 (or any successor to that page) (the "Telerate Screen") at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of deposits in Dollars for a period comparable to its Term; or

          (b) if: (i) no relevant rate appears on the Telerate Screen for the purposes of paragraph (a) above; or (ii) the Administrative Agent determines that no rate for a period of comparable duration to that Term appears on the Telerate Screen at the relevant time, the arithmetic mean (rounded upwards, if necessary, to two decimal places) of the respective rates, as supplied to the Administrative Agent at its request, quoted by the Reference Lenders to leading banks in the London Interbank Market at or about 11.00 a.m. on the Rate Fixing Day for the offering of deposits in Dollars in an amount comparable to its Term. If any of the Reference Lenders is unable or otherwise fails to supply an offered rate by 11.30 a.m. on the Rate Fixing Day, LIBOR shall, subject to Clause 9(a)(i) (Market Disruption), be determined on the basis of the quotations of the remaining Reference Lenders.

          "LIBOR Advance" means an Advance (other than a Swingline Advance) in respect of which the Borrower has requested interest be calculated by reference to LIBOR.

          "Liquid Security" means a Traded Security of which the Borrower owns in the aggregate less than five percent (5%).

          "Majority Lenders" means, at any time, Lenders whose Commitments:

          (a) then aggregate 51 percent or more of the Total Revolving Credit Commitments; or

          (b) if the Total Revolving Credit Commitments have been reduced to zero and Advances are outstanding, then aggregate 51 percent or more of the aggregate amount of the Advances outstanding at that time; or

          (c) if the Total Revolving Credit Commitments have been reduced to zero and no Advance is outstanding, aggregated 51 percent or more of the Total Revolving Credit Commitments immediately before the reduction.

          "Mandatory Borrowing" has the meaning set forth in Clause 2.3(d).

          "Margin Stock" has the meaning ascribed to such term in Regulation U of the Board of Governors of the Federal Reserve System or any regulation substituted therefor, as from time to time in effect.

          "Market Net Worth" means, on a given date,

          (a)  the sum of:

                    (i) the Market Value on and as of such date of all Traded Securities owned by the Borrower and its Consolidated Subsidiaries;

                    (ii) the amount of obligations for the purchase price of stock under stock purchase agreements or similar agreements in the ordinary course of business;

                    (iii) with respect to any Person (x) Securities of which are owned by the Borrower or any of its Consolidated Subsidiaries and
          (y) whose Securities are not listed on the New York Stock Exchange, the American Stock Exchange or some other principal national securities exchange in the United States of America, the product of:

                          (1) the difference obtained by subtracting:

                              (A)  the sum of:

                                   (I)  the book value of all Assets of such
                         Person (excluding all Intangible Assets and operating properties) on and as of such date; and

                                   (II) an amount equal to the quotient obtained
                         by dividing (x) the annualized Adjusted EBITDA of such Person (annualized on the basis of the three month period ended immediately prior to the date on which Market Net Worth is being determined) by (y) 9.25 percent per annum (based on the balance sheet of such Person on the last day of the three month period ended immediately prior to the date on which Market Net Worth is being determined);

                         from
                         ----

                              (B) the Total Liabilities of such Person;

                    multipled by
                    ------------

                         (2) the percentage of the Securities of such Person
               owned by the Borrower and/or any of its Consolidated Subsidiaries; and

                    (iv) all cash and Cash Equivalent Investments of the Borrower and its Consolidated Subsidiaries on and as of such date,

     minus
     -----

          (b) the Total Liabilities (excluding deferred taxes on unrealized gains) of the Borrower and its Consolidated Subsidiaries as of such date.

          "Market Value" means with respect to a Security and on the date of determination thereof, (a) if such Security is listed on the New York Stock Exchange, the American Stock Exchange, or some other principal national securities exchange in the United States of America, the product of (i) the reported last sale price of a unit of such security regular way on a given day, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape, the American Stock Exchange Composite Tape or the principal national securities exchange in the United States of America on which the security is listed or admitted to trading, as applicable, or, if such Security is not listed or admitted to trading on any national securities exchange in the United States of America, the closing sales price, or if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System and (ii) the number of shares held by the Borrower or a Guarantor, or (b) if such Security is not listed on any such national securities exchange or not so quoted or reported, an amount equal to the quotient obtained by dividing (x) the annualized Adjusted EBITDA of the issuer of such Security (annualized on the basis of the three month period ended immediately prior to the date on which Market Value is being determined) by (y)
9.25 percent per annum (based on the balance sheet of such issuer on the last day of the three month period ended immediately prior to the date on which Market Value is being determined).

          "Material Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, or results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations under any Finance Document to which it is a party, (c) the validity or enforceability of any of such Finance Documents and (d) the rights and remedies of the Lenders and the Administrative Agent under any of such Finance Documents.

          "Maturity Date" means:

          (a) in relation to a LIBOR Advance under the Revolving Credit Facility or a Swingline Advance, the last day of its Term: and

          (b) in relation to a Base Rate Advance under the Revolving Credit Facility, the Final Maturity Date.

          "Net Worth" means, with respect to any Person at any time, the amount obtained by subtracting (i) the Total Liabilities of such Person and its Subsidiaries determined on a Consolidated basis from (ii) the Assets of such Person and its Subsidiaries determined on a Consolidated basis after appropriate deduction for any minority interests in Subsidiaries.

          "Non-Extending Lender" has the meaning set forth in Clause 2.5(b).

          "Non-Recourse Debt" means Debt of any Person which is not a general obligation and which is secured by a Lien, the liability for which is effectively limited to the asset or property subject to such Lien with no recourse, directly or indirectly to any other asset or property of such Person (except to the extent that the documentation governing such Debt contains provisions relating to customary indemnities from such Person for fraud, use of proceeds and environmental matters or as are otherwise reasonably acceptable to the Administrative Agent).

          "Note" means either a Revolving Note, a Swingline Note or a Term Note.

          "Overall Commitment" has the meaning set forth in Clause 2.3(b).

          "Permitted Liens" means (a) Liens for taxes not yet due and payable and (b) Liens for taxes, assessments and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves, if any, required under GAAP have been set aside.

          "Person" or "person" has the meaning set forth in Clause 1.2 (Construction).

          "Pricing Service" means Bloomberg Financial Markets LLP.

          "Prime Rate" means, on any day, the rate of interest from time to time publicly announced by the Administrative Agent as its "base" or "prime" rate for loans denominated in Dollars made in New York, which rate may not be the lowest rate charged to its borrowers. Each change in the interest rate on an Advance which results from a change in the Prime Rate shall become effective on the day on which the change in the Prime Rate becomes effective.

          "Principal and Interest Expense" means, in respect of any Person and for any period, the aggregate (determined on a Consolidated basis) of (a) all amounts of regularly scheduled principal paid during such period in respect of Debt of such person (including, without limitation convertible debt) but excluding bullet repayments on maturity of a loan, principal paid in respect of revolving credits and principal paid in respect of revolving credits that convert into term loans and (b) Interest Expense for such period, provided that for the purposes of the calculation of the Borrower Fixed Charge Coverage Ratio in Clause 15.10(b)(iii)(B) (Financial Condition), Principal and Interest Expense shall exclude all repayments of principal under the Finance Documents (including payments of principal on any Repayment Installment).

          "Principal Companies" means SCG, Regency, PRT, Storage and
CarrAmerica.

          "PRT" means Pacific Retail Trust.

          "Qualifying Collateral" means cash and Qualifying Securities that are free and clear of Security Interests other than Permitted Liens, provided that, at any time, no more than 35 percent of such Qualifying Securities shall have been issued by any one Qualifying Issuer.

          "Qualifying Issuer" means, except as provided below,

               (a) any Real Estate Operating Company and any REIT which has, on a Consolidated basis, (i) at all times, a Debt to Net Worth ratio of no greater than 1.0:1.0; and (ii) a Qualifying Issuer Fixed Charge Coverage Ratio of not less than 1.5:1.0, calculated on a rolling basis for the four most recent quarters ended or, if less, since the date of active operations; or

               (b) an issuer of a Liquid Security which has, on a Consolidated basis, (i) at all times, a Debt to Net Worth ratio of no greater than 1.0:1.0; and (ii) an Interest Coverage Ratio of not less than 1.5:1.0, calculated on a rolling basis for the four most recent quarters ended or, if less, since the date of active operations;

provided, however, there shall be excluded from the term "Qualifying Issuer" (1) any REIT whose distributions made are less than the minimum amounts required to be made by the Internal Revenue Code in order for such REIT not to be taxed at the corporate or entity level or for it otherwise to maintain its status as a REIT; or (2) any Real Estate Operating Company or any REIT for which (I) an event of default (howsoever described) exists under any agreement constituting or evidencing Debt of such Real Estate Operating Company or REIT, (II) an event, which with the sending of notice, the passage of time (other than any applicable grace period granted for curable defaults), any combination of the foregoing or the fulfillment of any other condition could become an event of default (howsoever described) under any agreement constituting or evidencing Debt of such Real Estate Operating Company or REIT, (III) an event or condition exists under any agreement constituting or evidencing Debt of such Real Estate Operating Company or REIT which permits any holder or holders of such Debt, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Debt or require that such Debt be prepaid other than by regularly scheduled prepayments prior to the maturity or (IV) any Debt of such Real Estate Operating Company or REIT shall have been declared (or shall become) due and payable; or
(3) any Real Estate Operating Company or any REIT which if it were included as a Qualifying Issuer would result in the weighted average of the Qualifying Issuer Fixed Charge Coverage Ratio of all Qualifying Issuers (including such Real Estate Operating Company or REIT) being less than 1.75:1.0 (weighted according to the proportion which the Market Value of the Qualifying Securities of a particular Qualifying Issuer bears to the aggregate of the Market Value of all Qualifying Securities of all Qualifying Issuers), calculated on a rolling basis for the four most recent quarters ended or, if less, since the date of active operations.

          "Qualifying Issuer Fixed Charge Coverage Ratio" means, with respect to any Real Estate Operating Company or REIT and for any period, the ratio of Adjusted EBITDA to Fixed Charges of such Real Estate Operating Company or REIT for such period.

          "Qualifying Security" means each Security issued by a Qualifying Issuer and owned solely by, and registered solely in the name of, the Borrower or a Guarantor, other than a Security of a Qualifying Issuer which:

                (a) contains transfer restrictions (other than transfer restrictions (i) imposed to comply with applicable securities laws,
          (ii) with respect to Traded Securities, imposed by any agreement between the Borrower or a Guarantor and an underwriter entered into in connection with an offering by such underwriter of Securities of the issuer of such Security, in which agreement the Borrower or such Guarantor agrees not to sell such Security for a period ending no later than 180 days after such offering or (iii) which have been approved by the Majority Lenders (such approval not to be unreasonably withheld)) or preemption rights; or

               (b) restricts the payment of dividends or distributions thereon (other than (i) in the case of a Qualifying Issuer that is a REIT, customary restrictions contained in documents evidencing indebtedness of a REIT or (ii) restrictions which have been approved by the Majority Lenders (such approval not to be unreasonably withheld)).

          "Rate Fixing Day" means in relation to any LIBOR Advance, the second Business Day before its Utilization Date.

          "Rating Agencies" means any of Moody's Investors Service, Inc., Standard & Poor's Ratings Group, and Duff & Phelps Credit Rating Co.

          "Real Estate Operating Company" means a company the primary object and purpose of which is the acquisition, development, promotion, sale and lease of real estate or interests in real estate and which is incorporated and doing business in an Approved Jurisdiction.

          "Regency" means Regency Realty Corporation.

          "REIT" means a real estate investment trust in either corporate or trust form and established under the laws of any State of the U.S. and qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

          "Reference Lenders" means, subject to Clause 24.4 (Reference Lenders), the principal London offices of Commerzbank Aktiengesellschaft, and of two other Lenders (or Affiliates of Lenders) to be appointed by the Administrative Agent after the Effective Date after consultation with the Company and the Borrower.

          "Repayment Date" means each date for the payment of principal on the Term Advance in accordance with Clause 8.1 (Repayment of Advances).

          "Repayment Installment" means each installment for repayment of the Term Advances referred to in Clause 8 (Repayment and Prepayment of Advances).

          "Request" means a request, substantially in the form of Schedule 4, made by the Borrower in accordance with Clause 5.1(b) (Utilization of Revolving Credit Facility) or 5.2(b) (Utilization of Swingline Facility), as the case may be.

          "Requested Amount" in relation to a Request, means the amount of the Advance requested in the Request.

          "Requirement(s) of Law" means as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Revolving Advance" means an advance made by a Lender under the Revolving Credit Facility or the principal amount outstanding of that advance as the context may require or allow.

          "Revolving Credit Commitment" in relation to a Revolving Credit Lender, means:

          (a) in the case of a Revolving Credit Lender which is a Revolving Credit Lender on the date hereof, the amount in Dollars set opposite its name in Part I of Schedule 1, to the extent not canceled or reduced under this Agreement; and

          (b) in the case of a Revolving Credit Lender which becomes a Revolving Credit Lender after the date hereof, the amount of any other Lender's Revolving Credit Commitment acquired by it under Clause 24 (Alterations to the Contracting Parties) to the extent not canceled or reduced under this Agreement.

          "Revolving Credit Facility" means the facility referred to in Clause 2.1(a) (Facilities).

          "Revolving Credit Lender" means a bank or financial institution whose name appears in Part I of Schedule 1 in its capacity as a participant in the Facility (other than the Swingline Facility).

          "Revolving Note" means a promissory note executed by the Borrower, payable to the order of a Revolving Credit Lender, in a maximum principal amount equal to such Revolving Credit Lender's Revolving Credit Commitment and substantially in the form of Schedule 7.

          "Same Day Funds" means Dollar funds settled through the New York Clearing House Interbank Payments System or such other same day funds for payment in Dollars as the Administrative Agent may specify to the Borrower as being customary at the time for the settlement of international transactions in New York City of the type contemplated by this Agreement.

          "SCG" means Security Capital Group Incorporated.

          "SCG Security" means any Security issued by SCG.

          "Security" means, with respect to any Person, the common stock, preferred stock or readily convertible debentures of such Person or, if such Person is a trust, the beneficial interests in such Person.

          "Security Instrument" means any mortgage, deed of trust, security agreement, amendment or supplement thereto, chattel mortgage, chattel mortgage note assignment, pledge agreement, or other agreement providing for, evidencing or perfecting any Security Interest in real or personal property.

          "Security Interest" means any Lien, encumbrance or security interest of any kind whatsoever, whether arising under a Security Instrument or as a matter of law, judicial process or otherwise.

          "Shareholders' Equity" means, at any date with respect to a Person, the Tangible Net Worth of such Person less, to the extent not otherwise deducted in the determination thereof, the aggregate amount of Contingent Obligations of such Person, all determined as of such date.

          "Special Opportunity Investment" means the Qualifying Securities of any Real Estate Operating Company or REIT which the Borrower or any Guarantor owns and which, in the aggregate, comprise no more than 10 percent of the Qualifying Securities issued by such Real Estate Operating Company or REIT.

          "Storage" means Storage USA, Inc.

          "Strategic Investee" means, with respect to the Borrower, any Person (other than a Guarantor) of which the Borrower owns, directly or indirectly, more than 25% of the outstanding Securities or other ownership interests having ordinary voting power to elect directors or other individuals performing similar functions.

          "Subordinated Debt" means any unsecured indebtedness for borrowed money of any member of the Group which is subordinate to its obligations under the Finance Documents.

          "Subsidiary" means, as to any Person, (i) any corporation more than 50 percent of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50 percent equity interest at the time.

          "Super Majority Lenders" means, at any time, Lenders whose
Commitments:

          (a) then aggregate 66-2/3 percent or more of the Total Revolving Credit Commitments; or

          (b) if the Total Revolving Credit Commitments have been reduced to zero and Advances are outstanding, then aggregate 66-2/3 percent or more of the aggregate amount of the Advances outstanding at that time; or

          (c) if the Total Revolving Credit Commitments have been reduced to zero and no Advance is outstanding, aggregated 66-2/3 percent or more of the Total Revolving Credit Commitments immediately before the reduction.

          "Supplemental Agreement" means the Seventh Supplemental Agreement dated the date hereof among the Company, the Borrower, the Arranger, the Administrative Agent, Commerzbank Aktiengesellschaft, New York Branch, as Collateral Agent, the Retiring Lenders (as defined therein) and the Lenders.

          "Swingline Advance" means an advance by a Swingline Lender under the Swingline Facility or the principal amount outstanding of that advance.

          "Swingline Commitment" in relation to a Swingline Lender, means:

          (a) in the case of a Swingline Lender which is a Swingline Lender on the date of this Agreement, the amount in Dollars set opposite its name in Part II of Schedule 1, to the extent not canceled or reduced under this Agreement; and

          (b) in the case of a Swingline Lender which becomes a Swingline Lender after the date of this Agreement, the amount of any other Lender's Swingline Commitment acquired by it under Clause 24 (Alterations to the Contracting Parties) to the extent not canceled or reduced under this Agreement.

          "Swingline Facility" means the facility referred to in Clause 2.1(c) (Facilities).

          "Swingline Lender" means a bank or financial institution whose name appears in Part II of Schedule 1 in its capacity as a participant in the Swingline Facility.

          "Swingline Note" means a promissory note executed by the Borrower payable to the order of a Swingline Lender in a principal amount equal to such Swingline Lender's Swingline Commitment substantially in the form of Schedule 8.

          "Syndication" means the primary syndication by the Arranger of the Facility.

          "Tangible Net Worth" means, with respect to a Person at any date, the Net Worth of such Person less its Intangible Assets, all determined as of such date in accordance with GAAP.

          "Taxes" includes all present and future income and other taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature, together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof; "Taxation" and "Tax" shall be construed accordingly.

          "Term" in relation to an Advance (other than a Term Advance), means the period for which it is to be borrowed, as selected by the Borrower in the relevant Request and in the case of a Term Advance, means the duration of each Interest Period.

          "Term Advance" means, in the case of each Lender, the term advance made or deemed made by such Lender to the Borrower in accordance with Clause 2.6 (Term-Out Option).

          "Term Note" means a promissory note executed by the Borrower payable to the order of a Revolving Credit Lender in a maximum principal amount equal to such Revolving Credit Lender's Revolving Credit Commitment and substantially in the form of Schedule 9.

          "Term-Out Date" means the date determined in accordance with Clause
2.6 (Term-Out Option).

          "Term-Out Option" means the option granted to the Borrower in Clause
2.6 (Term-Out Option).

          "Term-Out Period" means the period commencing on the Term-Out Date and ending on the Final Repayment Date.

          "Total Liabilities" means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on the Consolidated balance sheet of such Person, and shall in any event include (without duplication) the following: (a) all Debt of such Person and its Consolidated Subsidiaries, (b) all purchase obligations, repurchase obligations, forward commitments and unfunded obligations, (c) all Securities of such Person that are convertible into Debt of such Person, (d) all accounts payable of such Person and its Consolidated Subsidiaries and (e) all Guarantees by such Person and its Consolidated Subsidiaries of Total Liabilities of other Persons.

          "Total Revolving Credit Commitments" means the aggregate for the time being of the Revolving Credit Commitments, being $400,000,000 at the date of this Agreement.

          "Total Swingline Commitments" means the aggregate for the time being of the Swingline Commitments, being $50,000,000 at the date of this Agreement.

          "Total Outstandings" means, on any day, the aggregate of all Advances outstanding on that day, together with all other amounts outstanding under or in connection with the Finance Documents, including, without limitation, accrued interest and fees.

          "Traded Security" means a Security meeting all of the following criteria: (a) such Security (i) is listed on the New York Stock Exchange, American Stock Exchange or some other principal national securities exchange in the United States of America or (ii) has price quotations in the over-the-counter market reported by the National Association of Securities Dealers Automated Quotation System; (b) such Security is not subject to any instrument, document or agreement which in any way prohibits the sale of such Security for any specified period of time or otherwise (other than (x) prohibitions imposed to comply with applicable securities laws or (y) any agreement between the Borrower or a Guarantor and an underwriter entered into in connection with an offering by such underwriter of Securities of the issuer of such Security, in which agreement the Borrower agrees not to sell such Security for a period ending no later than 180 days after such offering); and (c) the offer and sale of such Security by the Borrower would not be subject to any registration requirements or other restrictions under the Securities Act or other Applicable Law other than (i) volume limitations imposed under Rule 144(e) of the Securities Act, (ii) restrictions on the manner of resale imposed under Rule 144(f) and (g) of the Securities Act, (iii) restrictions under Regulation 144A or S of the Securities and Exchange Commission and (iv) other restrictions related to the timing of offers and sales consented to by the Majority Lenders in writing.

          "Undrawn Commitments" means, for any day, the Total Revolving Credit Commitments less the Total Outstandings plus the aggregate principal amount of all outstanding Swingline Advances for such day after giving effect to all reductions, advances, repayments and prepayments made on such day.

          "United States" or "U.S." means the United States of America.

          "Unsecured Liabilities" means, as to the Borrower as of a given date, all liabilities of the Borrower and its Consolidated Subsidiaries which would, in conformity with GAAP, be properly classified as a liability on the Consolidated balance sheet of the Borrower that are not secured in any manner by a Lien on any property of the Borrower or its Consolidated Subsidiaries, and shall in any event include (without duplication) the following as each relates to the Borrower and its Consolidated Subsidiaries: (a) all unsecured Debt, (b) all purchase obligations, repurchase obligations, forward commitments and unfunded obligations (excluding, for the avoidance of doubt, obligations for the purchase price of stock under stock purchase or similar agreements), (c) all Securities that are convertible into Debt, (d) all accounts payable, (e) all Guarantees of Unsecured Liabilities of other Persons and (f) unsecured subordinated Debt.

          "Utilization Date" means, in relation to any Advance, the date for the making of the Advance as specified by the Borrower in the relevant Request.

          "Wholly-Owned Consolidated Subsidiary" means, with respect to any Person, any Consolidated Subsidiary of such Person all of the shares of capital stock (and all rights and options to purchase such shares) of which (other than directors' qualifying shares or minimum interests issued to other Persons solely to satisfy legal requirements) are owned, beneficially and of record, by such Person and/or one or more Wholly-Owned Consolidated Subsidiaries of such Person.

          "Winding Up" has the meaning set forth in Clause 1.2 (Construction).

1.2  Construction.
     ------------

     In this Agreement, unless the context otherwise requires:

     (a) a reference to "Assets" includes property and rights of every kind, present, future and contingent (including uncalled share capital), and every kind of interest in an asset;

     (b) a reference to a "person" or "Person" means an individual, a company, a corporation, a partnership, a limited liability company, a joint venture, a trust or unincorporated organization, joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity;

     (c) a reference to the "Winding Up" of a Person shall be construed so as to include any equivalent or analogous proceedings under the law of any jurisdiction in which such Person is incorporated or any jurisdiction in which such Person carries on business;

     (d) a reference to a Contracting Party or a Reference Lender is, where relevant and subject to Clauses 18 (The Administrative Agent and the Arranger) and 24 (Alterations to the Contracting Parties), a reference to or to include, as appropriate, their respective successors and permitted assigns;

     (e) references to Clauses, Schedules, Exhibits and Attachments are references to, respectively, clauses of and schedules, exhibits and attachments to this Agreement;

     (f) a reference to another agreement shall be construed as a reference to that other agreement as it may have been, from time to time, amended, varied, supplemented or assigned;

     (g)  references to "GAAP" shall mean:

          (1) as to a particular Person other than the Borrower and each Guarantor, such accounting practice as, in the opinion of the independent accountants of recognized national standing regularly retained by such Person and acceptable to the Administrative Agent, those principles and practices (i) which are recognized as such by the Financial Accounting Standards Board of the U.S.,
               (ii) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Lenders or where a change therein has been concurred in by such Person's independent auditors, and (iii) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person; and

          (2) with respect to the Borrower and each Guarantor, the generally accepted accounting principles adopted by the Borrower and the Company as set forth in the financial statements delivered by such Person to the Financial Institutions in respect of the fiscal year of the Borrower ending December 31, 1997. For the avoidance of doubt, the Contracting Parties agree that, although generally accepted accounting principles may require the inclusion of Strategic Investees, for accounting purposes, in the consolidated financial statements of the Borrower and the Guarantors, in this Agreement references to GAAP (other than in Clauses 14.1(d) and 15.1(c)) shall be made as if the Strategic Investees do not exist. If there is a change in such accounting practice as to the Borrower and the Company that could affect the Borrower's or any Guarantor's ability to comply with the terms of any Finance Document, the parties hereto agree to review and discuss such changes in accounting practice and the terms of this Agreement for a period of no more than thirty (30) days with a view to amending this Agreement so that the financial measures of the Borrower's or such Guarantor's (as the case may be) operating performance and financial condition are substantially the same after such change as they were immediately before such change. Nothing contained in the preceding sentence shall be construed to require a Contracting Party to consent to the terms of an amendment to this Agreement. If the parties hereto are unable to agree on such amendments to this Agreement after good faith negotiations for such 30-day period, the financial measures of the Borrower's or such Guarantor's (as the case may be) operating performance and financial condition shall remain the same after such change as they were immediately before such change.

     (h) a reference to "Consolidated" means the consolidation of accounts in accordance with GAAP, provided that in the case of the Borrower or any Guarantor, a reference to "Consolidated" means the consolidation, in accordance with GAAP, of the accounts of the Borrower or such Guarantor, as the case may be, and its Subsidiaries other than Strategic Investees;

     (i) a reference to a time of day is, unless otherwise stated, a reference to New York City time;

     (j) a period of a month or months is the period commencing on the first day thereof and ending on the numerically corresponding day in the relevant subsequent month or, if there is no such day, the last day of the relevant subsequent month;

     (k) the index to and the headings in this Agreement are for convenience only and shall be ignored in construing this Agreement;

     (l) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including";

     (m) a reference to a "law" shall be construed to mean any law, including common or customary law and any constitution, decree judgment, legislation, order, ordinance, regulation, rule, statute, treaty or other legislative or regulatory measure, in each case of any applicable jurisdiction whatever;

     (n) a reference to a statute shall be construed as a reference to such statute as amended or reenacted from time to time; and

     (o) interpretation of the terms and conditions of the Facility prior to the Effective Date shall be governed by the Existing Facility Agreement and from and after the Effective Date shall be governed by this Agreement.

     This Agreement and the other Finance Documents are the result of negotiations among and have been reviewed by counsel to the Contracting Parties hereto. Accordingly, they shall not be construed against the Administrative Agent or any Lender merely because of the Administrative Agent's or such Lenders' involvement in their preparation.

2.   FACILITIES

2.1  Facilities.
     ----------

     Subject to the terms of this Agreement, the Lenders severally grant to the Borrower the following facilities:

     (a) a committed revolving advance facility whereby the Lenders shall, when requested by the Borrower, make Revolving Advances to the Borrower;

     (b) a term advance facility whereby the Borrower may elect to convert Revolving Advances outstanding into one borrowing of Term Advances in accordance with Clause 2.6 (Term-Out Option); and

     (c) a committed swingline advance facility under which the Swingline Lenders shall, when requested by the Borrower, make Swingline Advances to the Borrower.

2.2  Facility Limits.
     ---------------

     (a) The Swingline Facility is not independent of the Revolving Credit Facility. The aggregate principal amount of all outstanding Advances (including Swingline Advances) at any time shall not exceed the Total Revolving Credit Commitments at that time; and

     (b) The aggregate amount of all outstanding Swingline Advances at any one time shall not exceed the Total Swingline Commitments at that time.

2.3  A Lender's Individual Limit.
     ---------------------------

     (a) Notwithstanding any other provisions of this Agreement, a Lender is not obliged to make an Advance if it would cause its Applicable Outstandings to exceed its Overall Commitment or its outstanding Swingline Advances to exceed its Swingline Commitment.

     (b)  For the purpose of this Clause 2.3:

          (i) the "Applicable Outstandings" of a Lender on any Utilization Date is the aggregate principal amount of all Advances made by that Lender and its Affiliated Lender(s) which would be outstanding on that Utilization Date, if:

                (A) all outstanding Advances having Maturity Dates which fall on or before that Utilization Date are repaid; and

                (B) all Advances to be made on or before that Utilization Date and in respect of which a Request has been received by the Administrative Agent are made.

          (ii) the "Overall Commitment" of a Lender means, in the case of a Lender which is a Revolving Credit Lender, its Revolving Credit Commitment or, in the case of a Swingline Lender which is not a Revolving Credit Lender, the Revolving Credit Commitment of its Affiliated Lender which is a Revolving Credit Lender.

     (c) If the operation of Clause 5.1(c) (Utilization of Revolving Credit Facility) or Clause 5.2(c) (Utilization of Swingline Facility) would cause the Applicable Outstandings of a Lender (the "Affected Lender") to exceed its Overall Commitment, then:

          (i) the affected Lender will participate in the relevant Utilization to the extent that its Applicable Outstandings do not exceed its Overall Commitment;

          (ii) the amount of the Advance to be made by each other Lender under the relevant Clause will be recalculated in accordance with that Clause, but for the purpose of the recalculation the affected Lender Commitment will be deducted from the Total Revolving Credit Commitments or the Total Swingline Commitments (as appropriate) and the amount of the affected Lender Advance in that Utilization (if any) will be deducted from the Requested Amount; and

          (iii) the calculation in sub-paragraph (ii) above will be applied to each Lender in turn until the amount of its Advance by it under that Clause is determined.

     (d) If an Event of Default is outstanding, then the Swingline Lenders may require the Swingline Facility to be canceled in accordance with its terms. In this event, the Borrower shall borrow (a "Mandatory Borrowing"), and each of the Lenders unconditionally and irrevocably agrees to fund in accordance with paragraph (e) below, a LIBOR Advance with an Interest Period of one month's duration to refinance the amount outstanding under the Swingline Facility irrespective of whether any condition precedent to that Advance or any other term of this Agreement has not been satisfied or complied with.

     (e) (i) The amount of each Lender's participation in a Mandatory Borrowing shall be the proportion which the Lender's then Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments of all the Revolving Credit Lenders on that date.

          (ii) Each Lender shall make its participation in a Mandatory Borrowing available to the Administrative Agent, on the date falling 5 days after receipt of notice thereof from the Administrative Agent, to be applied in repayment of the amount outstanding under the Swingline Facility.

2.4  Nature of the Lenders', Borrower's and Guarantors' Rights And Obligations
     -------------------------------------------------------------------------
     Under This Agreement.
     --------------------

     (a) (i) The obligations of each Financial Institution owed under the Finance Documents are several, and failure of a Financial Institution to carry out those obligations shall not relieve any other party of its obligations under the Finance Documents. No Financial Institution shall be responsible for the obligations of any other Financial Institution under the Finance Documents.

          (ii) The obligations of the Borrower and each Guarantor towards each of the Financial Institutions under the Finance Documents are given to each of them as separate and independent rights, and each Financial Institution may, except as otherwise stated in this Agreement, separately enforce those rights.

     (b) (i) Any and each Guarantor by and upon its execution of this Agreement or a Guarantor Joinder Agreement irrevocably appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorizes the Borrower on its behalf to give all notices and instructions to execute on its behalf any Guarantor Joinder Agreement and to make such agreements capable of being given or made by such Guarantor notwithstanding that they may affect such Guarantor, without further reference to or the consent of such Guarantor and such Guarantor shall be bound thereby as though such Guarantor itself had given such notices and instructions or executed or made such agreements.

          (ii) Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Borrower under this Agreement, or in connection with this Agreement (whether or not known to any Guarantor and whether occurring before or after such other Guarantor became a party under this Agreement) shall be binding for all purposes on all the Guarantors as if the Guarantors had expressly concurred with the same. In the event of any conflict between any notices or other communications of the Borrower and any Guarantor, those of the Borrower shall prevail.

2.5  Extension of Final Maturity Dates.
     ---------------------------------

     (a) Not later than the first Anniversary and each Anniversary thereafter (which is one year prior to the applicable Final Maturity Date), the Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders) request each Lender to extend the Final Maturity Date for a further year.

     (b) Each Lender so requested will notify the Administrative Agent in writing no later than 30 days after the applicable Anniversary whether or not it wishes the Final Maturity Date applicable to that Lender's Commitment to be extended by a further year. If a Lender notifies the Administrative Agent that it does not wish to extend the Final Maturity Date for a further year (a "Non-Extending Lender") it shall also in the same notice state either:

          (i) that it wishes its Advances together with all other amounts payable to such Lender under the Finance Documents to be prepaid or assumed by another Lender or financial institution; or

          (ii) that it wishes its Advances and all other amounts payable to such Lender to be repaid on the then applicable Final Maturity Date.

          If a Non-Extending Lender specifies the option in paragraph (i) of this sub-clause, then provided its Advances and all other amounts payable to it have been prepaid or assumed by another Lender or financial institution in full it shall, on the Business Day following such prepayment or assumption, notify the Administrative Agent to such effect.

     (c) If a Lender notifies the Administrative Agent that it agrees to extend as requested, and Lenders with Commitments totaling not less than 80 percent of the Total Revolving Credit Commitments (including that of the first mentioned Lender) also so agree, the Final Maturity Date applicable to that Lender's Commitment shall be extended for a further year from the then current Final Maturity Date and the Agent shall so notify that Lender and the Borrower thereof. For the avoidance of doubt the Final Maturity Date applicable to the Commitment of a Non-Extending Lender shall be the Final Maturity Date prior to the request for an extension.

     (d) Upon receipt of notification by the Administrative Agent that Lenders with Commitments totaling at least 80 percent (but less than 100 percent of Total Revolving Credit Commitments) have agreed to extend as requested the Borrower may, by notice to the Administrative Agent:

          (i) request the other Lenders or any of them to indicate whether or not they are prepared to increase their Commitments (in place of the Lenders which have not agreed to extend as requested);

          (ii) introduce another financial institution reasonably acceptable to the Administrative Agent to cover all or part of the shortfall; or

          (iii) allow the Total Revolving Credit Commitments to reduce by an amount equal to the Commitments of the Non-Extending Lenders.

     Each Non-Extending Lender shall enter into such documentation as the Borrower and the Administrative Agent may reasonably require to transfer its Commitment to the existing Lenders or new financial institutions.

     (e) No request to extend the Final Maturity Date may be made by the Borrower nor shall any agreement to extend become effective if there is a Default under the Facility on the date of such request.

     (f) No extension of the Final Maturity Date shall be effective until (i) the Administrative Agent (on behalf of those Lenders which have agreed, to extend) has received the applicable Extension Fee payable in accordance with Clause 19.5 (Extension Fee) and (ii) the Administrative Agent has received confirmation from each of the Non-Extending Lenders who has specified the option in paragraph (i) of sub-clause (b) above that its Advances and all other amounts payable to it under the Finance Documents have been prepaid or assumed in full.

     (g) No Lender is under any obligation to extend the Final Maturity Date applicable to its Commitment or to increase its Commitment under paragraph (d) above but upon having so agreed, it shall be obliged to extend the Final Maturity Date in accordance with Clause 2.5(c) or, subject to appropriate documentation being entered into by the relevant parties, to increase its Commitment in accordance with paragraph (d) above.

     (h)  If any Lender does not give any notice in accordance with this Clause
          2.5 following a request to extend from the Borrower that Lender shall be deemed to have refused to extend the Final Maturity Date and to have selected option (ii) in sub-clause (b) above (namely, for its Advances and all other amounts to be repaid on the then applicable Final Maturity Date).

     (i) On each extension of the Final Maturity Date the Administrative Agent shall as soon as practicable notify the Borrower and each Lender which Lenders have agreed to extend the Final Maturity Date and their individual Commitments.

     (j) Where the Final Maturity Date is extended under this Clause 2.5 in respect of less than all the Lenders, the Lenders in respect of which such extension takes effect shall, on and from the Final Maturity Date for the Non-Extending Lenders, be deemed to be all the Lenders for the purposes of the definitions of "Commitment", and "Total Revolving Credit Commitments", and the provisions of this Agreement shall be construed accordingly provided that where a "Non-Extending Lender" does not receive all amounts due and payable to it on the Final Maturity Date applicable to that Non-Extending Lender's Commitment, such Non-Extending Lender's Commitment shall be included within the definitions of "Commitment" and "Total Revolving Credit Commitments" for voting purposes under this Agreement.

2.6  Term-Out Option.
     ---------------

     (a) Not later than the first Anniversary, and each Anniversary thereafter which is one year prior to the applicable Final Maturity Date, the Borrower may, by notice in the form set forth in Part II of Schedule 4 to the Administrative Agent (which shall promptly notify the Lenders) request that all Revolving Advances of a Lender outstanding to the Borrower on the date which is one year prior to the applicable Final Maturity Date (the "Term-Out Date") be converted automatically into one Term Advance in accordance with this clause.

     (b) In any request given under paragraph (a) above, the Borrower shall also specify:

          (i) whether the Term Advance of each Lender is to be initially a LIBOR Advance or a Base Rate Advance or a mixture of the two; and

          (ii) if the Term Advance of a Lender is to be a LIBOR Advance, the duration of its first Interest Period selected in accordance with Clause 7.5 (Interest Periods for Term Advances).

     (c)  No such request may be made by the Borrower if there is a Default.

     (d) The Borrower shall execute and deliver to each Lender a Term Note upon the exercise of the Term-Out Option.

     (e) The Borrower agrees to pay to the Lenders a conversion fee upon the exercise of the Term-Out Option. Such fee will be calculated and payable in accordance with Clause 19.6 (Conversion Fee).

     (f) If the Borrower notifies the Administrative Agent in accordance with paragraph (a) above, all Advances of a Lender which are outstanding on the Term-Out Date shall be automatically converted on the Term-Out Date to a Term Advance repayable on the Final Repayment Date in accordance with Clause 8 (Repayment and Prepayment of Advances), provided that if any Swingline Advances are outstanding on the Term-Out Date such Swingline Advances shall be deemed to have been converted to Revolving Advances immediately prior to the incurrence of the Term Advances.

     (g) If the Term-Out Option is exercised, from and after the Term-Out Date the Borrower may not borrow any further Revolving Advances or Swingline Advances.

     (h)  A notice given by the Borrower under this Clause shall be irrevocable.

2.7  Notes.
     -----

     (a) The obligation of the Borrower to repay the Revolving Advances of each Revolving Credit Lender shall, in addition to this Agreement, be evidenced by the Revolving Notes.

     (b) The obligation of the Borrower to repay the Swingline Advances of each Swingline Lender shall, in addition to this Agreement, be evidenced by the Swingline Notes.

     (c) The obligation of the Borrower to repay the Term Advance of each Lender shall, in addition to this Agreement, be evidenced by a Term Note.

3.   PURPOSE OF THE FACILITY

     (a) The proceeds of each Advance shall be applied by the Borrower towards its general corporate purposes.

     (b) The proceeds of a Swingline Advance may not be applied towards the repayment of an outstanding Swingline Advance.

     (c) Without prejudice to paragraph (a) above and the remaining provisions of this Agreement, none of the Financial Institutions shall be bound to inquire as to, nor shall any of them be responsible for, the application by the Borrower of the proceeds of any Advance.

4.   CONDITIONS PRECEDENT

4.1  Conditions Precedent to each Request and each Advance.
     -----------------------------------------------------

     The obligation of each Lender to make an Advance is subject to the conditions precedent that:

     (a) both on the date of the relevant Request and on the relevant Utilization Date:

          (i) the matters represented by the Borrower and the Guarantors and set forth in Clause 14 (Representations and Warranties) are correct in all material respects on and as at each of those dates as if made on each date;

          (ii) no Default has occurred and is continuing or would result from the making of such Advance;

          (iii) the Advance would not cause the Total Outstandings to exceed the Borrowing Base or otherwise cause Clause 2.2 (Facility Limits) to be contravened;

          (iv) a Collateral Shortfall shall not have occurred and be continuing; and

          (v)    no Event of Default specified in Clauses 16.6 (Insolvency),
                 16.7 (Insolvency Proceedings) or 16.8 (Appointment of Receivers and Managers) shall have occurred in relation to the Investment Adviser, such Clauses to be construed as if references therein to the Borrower and the Guarantors were references to the Investment Adviser;

     provided that paragraphs (i) to (v) above shall not apply in respect of an Advance to be applied solely in or towards repayment of an outstanding Advance on the relevant Utilization Date or in connection with a Mandatory Borrowing.

     (b) No more than two Revolving Advances and no more than one Swingline Advance may be made on the same day, no more than 12 Advances may be outstanding at any one time and no more than one LIBOR Advance with a Term of seven days may be outstanding at any one time.

     (c) the Administrative Agent shall have received Revolving Notes and/or Swingline Notes, as the case may be, executed by the Borrower, payable to each Lender and complying with the terms of Clause 2.7 (Notes).

     The acceptance of the benefits of each Advance shall constitute a representation and warranty by the Borrower and each Guarantor to each Lender that all of the applicable conditions specified above exist as of the relevant Utilization Date. All of the certificates and other documents and papers referred to in this Clause 4.1, unless otherwise specified, shall be delivered to the Administrative Agent at its address specified in Clause 23.1 (Address) for the account of each Lender and in sufficient counterparts or copies for each Lender and shall be in form and substance as specified herein or otherwise satisfactory to the Administrative Agent.

4.2  Confirmation of Collateral.
     --------------------------

     No Advance (other than an Advance to be applied solely in or towards repayment of an outstanding Advance or in connection with a Mandatory Borrowing) may be disbursed to the Borrower unless on the proposed Utilization Date the Administrative Agent is satisfied that the Borrowing Base will equal or exceed the aggregate of the Total Outstandings after the disbursement to the Borrower of such Advance and all other Advances to be made on such Utilization Date, taking into account any prepayments or repayments of Advances which are to be made by the Borrower on such Utilization Date.

5.   UTILIZATION OF THE FACILITY

5.1  Utilization of Revolving Credit Facility.
     ----------------------------------------

     (a) Subject to the terms of this Agreement, the Borrower may utilize the Revolving Credit Facility by delivering a duly completed Request to the Administrative Agent, not later than 9:00 a.m. three Business Days prior to the relevant Utilization Date in relation to a LIBOR Advance and two Business Days prior to the relevant Utilization Date in relation to a Base Rate Advance.

     (b)  Each Request for a Revolving Advance shall specify:

          (i)    that it is utilization of the Revolving Credit Facility;

          (ii) the proposed Utilization Date, which shall be a Business Day falling two days or more before the then latest Final Maturity Date;

          (iii) the Requested Amount, which shall be a minimum of $10,000,000 and integral multiples in excess thereof of $500,000;

          (iv) whether the Advances are to be LIBOR Advances or Base Rate Advances;

          (v) the Term of any requested LIBOR Advance, which shall be a period of seven days or one, two, three or six months, or such other period as may be agreed between the Borrower and the Lenders, provided that (A) no such Term may end later than the then current Final Maturity Date, (B) if any such monthly Term begins on a day for which there is no numerically corresponding day in the last calendar month of such Term, such monthly Term shall end on the last Business Day of such last calendar month, and (C) if any such Term would otherwise expire on a day which is not a Business Day, such Term shall expire on the next succeeding Business Day, provided that if any such Term would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Term shall expire on the next preceding Business Day; and

          (vi) the details of the bank and account to which the proceeds of the Advances are to be made available to the Borrower in accordance with Clause 10.1 (Funds and Place).

     (c) The Administrative Agent shall, not later than 1:00 p.m. on the date of receipt of the Request notify each Revolving Lender of the details of the requested Revolving Advance and the amount of its participation in the Revolving Advance.

     (d) The amount of each Revolving Lender's Revolving Advance will be the proportion of the Requested Amount which its Revolving Commitment bears to the Total Revolving Credit Commitments on the date of receipt of the relevant Request, adjusted, if necessary, to reflect the operation of Clause 2.3 (A Lender's Individual Limit).

     (e) Subject to the terms of this Agreement, each Revolving Lender shall make its participation in the Revolving Advance available to the Administrative Agent for the Borrower on the proposed Utilization Date.

     (f) If the Borrower fails to select a Term for a Revolving Advance in accordance with paragraph (b) above, such Advance will be a LIBOR Advance with a Term of one month.

5.2  Utilization of Swingline Facility.
     ---------------------------------

     (a) Subject to the terms of this Agreement, the Borrower may utilize the Swingline Facility by delivering a duly completed Request to the Administrative Agent not later than 11:00 a.m. on the relevant Utilization Date in relation to a Swingline Advance.

     (b)  Each Request for a Swingline Advance shall specify:

          (i)    that it is utilization of the Swingline Facility;

          (ii) the proposed Utilization Date, which shall be a Business Day falling two or more days before the then latest Final Maturity Date;

          (iii)  the Requested Amount, which shall be:

                 (A) a minimum of $1,000,000 and integral multiples in excess thereof of $500,000; or

                 (B)  the balance of the undrawn Total Swingline Commitments; or

                 (C) such other amount as the Administrative Agent, the Swingline Lenders and the Borrower may agree;

          (iv)   the Term, which shall:

                 (A)  end on or before the then latest Final Maturity Date, and

                 (B)  be a period not exceeding ten Business Days; and

          (v) the details of the bank and account to which the proceeds of the Swingline Advance are to be made available to the Borrower in accordance with Clause 10.1 (Funds and Place).

     (c) The Administrative Agent, shall not later than 1:00 p.m. on the date of receipt of the Request, notify each Swingline Lender of the details of the requested Swingline Advance and the amount of its participation in the Swingline Advance.

     (d) The amount of each Swingline Lender's Swingline Advance will be the proportion of the Requested Amount which its Swingline Commitment bears to the Total Swingline Commitments on the date of receipt of the relevant Request, adjusted, if necessary, to reflect the operation of Clause 2.3 (A Lender's Individual Limit).

     (e) Subject to the terms of this Agreement, each Swingline Lender shall make the Swingline Advance available to the Administrative Agent for the Borrower on the relevant Utilization Date.

6.   REDUCTION AND CANCELLATION OF THE TOTAL COMMITMENTS

6.1  Automatic Reduction of each Lender's Commitment.
     -----------------------------------------------

     The amount of each Lender's Commitment shall (if not already so reduced or canceled) be automatically reduced to zero at 5:00 p.m. on the Final Maturity Date applicable to that Lender.

6.2  Voluntary Cancellation.
     ----------------------

     (a) (i) Subject to sub-paragraph (ii) below, the Borrower may, on giving not less than five days' prior written notice to the Administrative Agent (which shall promptly give notice thereof to the Revolving Lenders), cancel the Total Revolving Credit Commitments in whole or in part (but, if in part, in a minimum amount, and integral multiples, of $10,000,000).

          (ii) Any cancellation may only take effect in respect of the unutilized portion of the Facility.

     (b) (i) Subject to sub-paragraph (ii) below, the Borrower may, on giving not less than five days' prior written notice to the Administrative Agent (which shall promptly give notice thereof to the Swingline Lenders), cancel the Total Swingline Commitments in whole or in part (but, if in part, in a minimum amount, and integral multiples, of $5,000,000).

          (ii) Any cancellation may only take effect in respect of the unutilized portion of the Swingline Facility.

     (c) Any cancellation in part under this Clause 6.2 shall be applied against the Commitment of each Lender pro rata based upon the proportion which such Lender's Revolving Credit Commitment or Swingline Commitment, as the case may be, bears to the Total Revolving Credit Commitment or Total Swingline Commitment, as the case may be, on the date of cancellation.

6.3  Irrevocable.
     -----------

     (a) Any notice by the Borrower under this Clause 6 of cancellation shall be irrevocable and shall specify the date upon which the cancellation is to become effective and the amount of the Total Revolving Credit Commitments or the Total Swingline Commitments to be canceled.

     (b) No amount of the Total Revolving Credit Commitments or the Total Swingline

          Commitments canceled under this Agreement may subsequently be reinstated unless agreed by all the Lenders and the Administrative Agent.

7.   INTEREST

7.1  Rate.
     ----

     The rate of interest applicable to each Advance for its Term shall be the rate per annum determined by the Administrative Agent to be the aggregate of:

     (a) in the case of a LIBOR Advance, the Applicable LIBOR Margin plus LIBOR relative to that Advance;

     (b) in the case of a Base Rate Advance, the Applicable Base Rate Margin plus the Base Rate relative to that Advance; or

     (c) in the case of a Swingline Advance, the Applicable Base Rate Margin plus the Base Rate relative to that Advance.

7.2  Due Dates.
     ---------

     Save as otherwise provided in this Agreement, interest shall accrue on the unpaid principal amount of each Advance from and including the Utilization Date to and including repayment and:

     (a) accrued interest on each LIBOR Advance is payable by the Borrower on its Maturity Date or the last day of its Interest Period and, if the Term of any LIBOR Advance is longer than three months, at three month intervals from the Utilization Date of that Advance or the first day of the relevant Interest Period, as the case may be;

     (b) accrued interest on each Base Rate Advance is payable by the Borrower in arrears in respect of the period in which such Base Rate Advance was outstanding in the previous three month period on each March 31, June 30, September 30 and December 31 and the Final Maturity Date and the Final Repayment Date; and

     (c) accrued interest on each Swingline Advance is payable by the Borrower in arrears in respect of the period in which such Swingline Advance was outstanding in the previous three month period on each March 31, June 30, September 30 and December 31 and the Final Maturity Date.

7.3  Default Interest.
     ----------------

     (a) If the Borrower or any Guarantor fails to pay any amount payable by it under this Agreement on the due date, it shall, on demand by the Administrative Agent from time to time, pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate, subject to paragraph (c) below, determined by the Administrative Agent to be two percent (2%) per annum above:

          (i) if the overdue amount relates to a Swingline Advance, the Applicable Base Rate Margin plus the Base Rate; or

          (ii) the higher of:

               (A) (in the case of an Advance which has become due and payable prior to its Maturity Date or, if it is a Term Advance, prior to the last day of the relevant Interest Period) the rate applicable to the overdue amount under Clause 7.1(a)
                    (Rate) immediately before the due date (if of principal);
                    and

               (B) (in all other cases) the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a LIBOR Advance in the currency of the overdue amount made under this Agreement for successive Terms of up to three months, as the Administrative Agent may determine from time to time (each a "Designated Term").

     (b)  The rate of interest shall be determined:

          (i)  if calculated by reference to the Base Rate, on each day; or

          (ii) if calculated by reference to LIBOR, two Business Days before the first day of the relevant Designated Term.

     (c) If the Administrative Agent (after consultation with the Reference Lenders) determines that deposits in the currency of the overdue amount are not or were not, as the case may be, being made available by the Reference Lenders to leading banks in the London Interbank Market in the ordinary course of business, the rate shall be determined by reference to the cost of funds to the Reference Lenders from such other sources as the Administrative Agent (after consultation with the Reference Lenders) may from time to time reasonably determine.

     (d) Interest shall be compounded monthly (if calculated by reference to the Base Rate) or at the end of each Designated Term (if calculated by reference to LIBOR).

7.4  Calculation of Interest.
     -----------------------

     Interest shall accrue from day to day, and be computed on the basis of:

     (a) in the case of each LIBOR Advance, each Base Rate Advance and each Swingline Advance in respect of which interest thereon is determined by reference to the Federal Funds Rate, 360 days and for the actual number of days elapsed; and

     (b) in the case of a Base Rate Advance or a Swingline Advance in respect of which interest thereon is determined by reference to the Prime Rate, 365/366 days and for the actual number of days elapsed.

7.5  Interest Periods for Term Advances.
     ----------------------------------

     (a) During the Term-Out Period the Borrower may designate that each Lender's Term Advance (or portions thereof) be maintained as a LIBOR Advance or a Base Rate Advance, provided that (i) no portion of the Term Advance of a Lender shall be maintained as a LIBOR Advance if the amount thereof is less than $10,000,000, (ii) there shall be no more than six LIBOR Advances outstanding at any time and (iii) there shall be no more than one LIBOR Advance with a seven day Interest Period outstanding at any time. If the Borrower requests that the Term Advance (or any portion thereof) of a Lender be maintained as a LIBOR Advance, the Borrower shall select the Interest Periods therefor.
          Such selection will be made by the Borrower in the Request given by it upon exercise of the Term-Out Option and during the Term-Out Period, by a notice received by the Administrative Agent not later than 9:00 a.m. three Business Days before the commencement of each Interest Period.

     (b) During the Term-Out Period, each Interest Period for the Term Advance (or any portion thereof) of each Lender will commence on the Term-Out Date or the expiry of the immediately preceding applicable Interest Period.

     (c) Each Interest Period will be of either seven days or one, two, three or six months as so selected under paragraph (a) above subject as provided below, provided that (i) a monthly Interest Period which commences on the last Business Day of a month shall end on the last Business Day of the corresponding month, (ii) if any monthly Interest Period begins on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period, such Interest Period shall end on the last Business Day of such last calendar month,
          (iii) if any

          Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day and (iv) no Interest Period shall extend beyond the Final Payment Date.

     (d) The Borrower shall have the option, upon delivery of irrevocable written notice of not less than three Business Days before the last day of an Interest Period of any LIBOR Advance in respect of a Lender's Term Advance (or any portion thereof), (i) to convert such LIBOR Advance to a Base Rate Advance or (ii) to continue such LIBOR Advance as a LIBOR Advance. If the Borrower elects to continue such Advance as a LIBOR Advance pursuant to clause (ii), the Borrower shall select an Interest Period in accordance with paragraph (a) above.

     (e) If the Borrower fails to select an Interest Period for an outstanding Term Advance (or any portion thereof) that is a LIBOR Advance during the Term-Out Period in accordance with paragraph (a) above, that Interest Period will be one month.

     (f) The Borrower will ensure that Interest Periods in respect of an Advance or Advances equal to a Repayment Installment shall be selected (and if necessary shortened) so as to expire on a Repayment Date.

     (g) Subject to the foregoing, the Borrower may subdivide the Term Advance of a Lender into no more than six portions and may consolidate and further subdivide any such portions during the Term-Out Period, provided that no more than six portions are outstanding on any date.

7.6  Notification.
     ------------

     Each determination of a rate of interest by the Administrative Agent under this Agreement shall promptly be notified to any Contracting Party upon the request of such party.

8.   REPAYMENT AND PREPAYMENT OF ADVANCES

8.1  Repayment of Advances.
     ---------------------

     (a) The Borrower shall repay each Advance (other than a Term Advance) made to it in full on its Maturity Date to the Administrative Agent for the account of the Lenders.

     (b) The Borrower shall repay the Term Advance of each Lender outstanding to it (if made) in full in sixteen quarterly installments on the last day of each March, June, September and December (each a "Term Payment Date"). Each of the first four installments shall have a principal amount equal as nearly as possible to 5 percent of the aggregate principal amount of the Term Advance of each Lender outstanding at the beginning of the Term-Out Period and each of the remaining installments shall have a principal amount equal as nearly as possible to 6.6675 percent of the aggregate principal amount of the Term Advance of each Lender outstanding at the beginning of the Term-Out Period. The Borrower's first such repayment installment shall be paid on the Term Payment Date immediately following the Term-Out Date. The Borrower's final repayment installment shall be repaid on the Final Repayment Date and shall be in an amount sufficient to repay in full all outstanding Term Advance of each Lender.

8.2  Prepayment of Advances.
     ----------------------

     (a) The Borrower may, by giving not later than 9:00 a.m. on the relevant day not less than three Business Days' irrevocable written notice to the Administrative Agent (which shall be irrevocable) and subject to Clause 26(a)(iii) (Indemnities), prepay any Revolving Advance or Term Advance made to it in a minimum amount of US $1,000,000 and integral multiples of $500,000 in excess thereof.

     (b) The Borrower may prepay at any time a Swingline Advance made to it in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.

     (c) The Borrower may not pre-pay any Advance except as expressly provided in this Agreement. Any Advance prepaid prior to the Final Maturity Date (or the Term-Out Date if the Term-Out Option has been exercised) may be reborrowed in accordance with the provisions of this Agreement.

     (d) Prepayments shall be made together with accrued interest and all other amounts then due under this Agreement through the date of prepayment.

     (e) Any partial prepayment of the Term Advance of a Lender shall be applied against the Repayment Installments in chronological order.

8.3  Mandatory Prepayment/Borrowing Base Shortfall.
     ---------------------------------------------

     If a Compliance Certificate or a Borrowing Base Certificate indicates that Total Outstandings exceed the Borrowing Base as of the date referenced in such certificate (a "Borrowing Base Shortfall"), then the Borrower shall, before the close of business on the date that is ten days after such certificate is delivered to the Administrative Agent, (a) eliminate the Borrowing Base Shortfall by prepaying Advances and/or increasing the Borrowing Base and (b) deliver a new Borrowing Base Certificate to the Administrative Agent demonstrating that the Borrowing Base is equal to or greater than the Total Outstandings as of the date of such certificate.

9.   MARKET DISRUPTION

     (a)  If, in relation to any proposed LIBOR Advance:

          (i) where LIBOR is to be determined by reference to the Reference Lenders and no, or only one, Reference Lender is able to supply a rate for the purposes of determining LIBOR or the Administrative Agent otherwise determines (which determination shall be conclusive and binding on all the Contracting Parties) that adequate and fair means do not exist for ascertaining LIBOR relative to the LIBOR Advance; or

          (ii) the Administrative Agent receives notification:

               (A) from Lenders participating in more than 50 percent by value of the proposed LIBOR Advance that, in their opinion, Dollar deposits of equal duration to the Term requested will not be available to them in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their LIBOR Advance for that Term; or

               (B) from Lenders participating in more than 50 percent by value of the proposed LIBOR Advance that, by reason of circumstances affecting the London Interbank Market, the cost to them of deposits obtained in the London Interbank Market to fund their LIBOR Advances would be in excess of the relevant LIBOR, the Administrative Agent shall, promptly serve a notice (a "Suspension Notice") on the Borrower and the Lenders stating that a suspension event has occurred and that this Clause 9 is in operation.

     (b)  After a Suspension Notice has been served:

          (i) notwithstanding any other provision of this Agreement, the LIBOR Advance to which such Suspension Notice relates shall not be made;

          (ii) no further Requests for a LIBOR Advance or for interest to be calculated on a LIBOR basis may be delivered by the Borrower until the

               Administrative Agent notifies the Borrower that the event specified in the Suspension Notice no longer prevails, which the Administrative Agent shall do as soon as practicable after so ascertaining;

         (iii) if the Borrower so requires, within five Business Days of service of a Suspension Notice, the Borrower, the Lenders and the Administrative Agent shall enter into negotiations (which the Administrative Agent on behalf of the Lenders shall not be obliged to continue for a period of more than 30 days) in good faith with view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to any future LIBOR Advances; and

         (iv) any substitute basis agreed under sub-paragraph above shall, with the prior consent of all the Lenders, take effect in accordance with its terms and be binding on all the Contracting Parties.

10.  PAYMENTS

10.1 Funds and place.
     ---------------

     (a) Except as otherwise provided in this Agreement, all payments to be made by the Borrower, any Guarantor or any Revolving Lender in relation to a Revolving Advance or a Term Advance under this Agreement or any Note shall be made to the Administrative Agent to the account of the Administrative Agent at Commerzbank Aktiengesellschaft New York Branch, 2 World Financial Center, New York, NY 10281-1050, U.S. for value on the due date in Dollars and in either immediately available Federal funds (payment to be made no later than 1:00 p.m.) for credit to Account No. 123/2920759, Account name, Commerzbank Aktiengesellschaft New York Branch or Same Day Funds for credit to Account No. 123/2920759, Account name, Commerzbank Aktiengesellschaft New York Branch or at such other office or bank in New York City as the Administrative Agent by not less than five Business Days notice shall have previously notified to the Borrower, the Guarantor or the Lender, as the case may be.

     (b) Except as otherwise provided in this Agreement, all payments to be made by the Borrower, any Guarantor and any Swingline Lender in relation to a Swingline Advance under this Agreement or any Note shall be made to the account of the Administrative Agent at Commerzbank Aktiengesellschaft New York Branch, 2 World Financial Center, New York, NY 10281-1050, U.S. for value on the due date in Dollars and in either immediately available Federal Funds (payment to be made no later than 1.00 p.m.) for credit to Account No. 123/2920759 Account name Commerzbank Aktiengesellschaft New York Branch or at such other bank or office in New York as the Administrative Agent, by not less than five Business Days' notice, shall have previously notified to the Borrower, the Guarantor or the Swingline Lender, as the case may be.

     (c) Subject to Clause 10.3 (Taxes), each payment received by the Administrative Agent for the account of another Person under paragraph
          (a) or (b) above shall:

          (i) in the case of a payment received for the account of the Borrower, be made available by the Administrative Agent to the Borrower by application, first, in or towards payment (on the date of receipt) of any amount due from the Borrower under this Agreement or any Note and, second, in payment (on the date and in the funds of receipt) to the account of the Borrower with such office or bank as it shall have previously notified to the Administrative Agent; and

          (ii) in the case of any other payment, be made available by the Administrative

               Agent to the Person for whose account the payment was received (in the case of a Lender for the account of its Facility Office) on the date of receipt for the account of such Person to such account of the Person with such office or bank as it shall have previously notified to the Administrative Agent.

     (d) The Administrative Agent shall distribute, on the date of receipt, payments received for the account of the Lenders among the Lenders pro rata to their respective entitlements. If the Administrative Agent, due to technical or administrative failure on its part, fails to distribute payments to any Lender on the date of receipt by the Administrative Agent, it shall pay each relevant Lender interest on the amount at a rate determined by the Administrative Agent to reflect its cost of funds.

10.2 Recovery of Payments.
     --------------------

     Unless the Administrative Agent has received notice from a Lender, the Borrower or a Guarantor not less than two Business Days before the date upon which the Lender, the Borrower or the Guarantor (the "party liable") is to pay an amount to the Administrative Agent for transfer to the Borrower or Lender respectively (the "payee") that the party liable does not intend to make that amount available to the Administrative Agent, the Administrative Agent may assume that the party liable has paid the amount to it on the due date in accordance with this Agreement. In reliance upon that assumption, the Administrative Agent may (but shall not be obliged to) make available to the payee(s) a corresponding sum. If the amount is not in fact made available to the Administrative Agent and the party liable does not forthwith on demand pay the amount to the Administrative Agent together with interest on the amount until its payment at a rate determined by the Administrative Agent to reflect its cost of funds, the payee(s) shall forthwith on demand repay the amount to the Administrative Agent together with interest on the amount calculated as above. The provisions of this Clause 10.2 are without prejudice to any rights which the Administrative Agent and the payee may have against the party liable.

10.3 Taxes.
     -----

     (a) All payments to be made by the Borrower or any Guarantor under the Finance Documents shall be made:

          (i)  without set-off or counterclaim or reductions or defense; and

          (ii) free and clear of all Taxes, withholdings or other deductions whatsoever (other than income taxes imposed by the jurisdiction of the relevant

               Lender's lending office) except to the extent that the Borrower or such Guarantor is compelled by law to make payment subject to any Taxes.

          For the purposes of this Clause 10, "Relevant Tax" means any Tax imposed by or in the U.S. or the jurisdiction of incorporation of the Borrower or the relevant Guarantor or any other jurisdiction from or through which a payment is made by the Borrower or the relevant Guarantor under any Finance Document (or any federation or organization of which any of those jurisdictions is at the relevant time a member) or any political sub-division or taxing authority of any of the foregoing.

     (b) All Taxes required to be deducted or withheld from any amounts paid or payable under the Finance Documents shall be paid by the Borrower or the relevant Guarantor (as the case may be) promptly and in any event before penalties attach thereto. If any Relevant Taxes or amounts in respect of Relevant Taxes must be deducted from any amounts payable or paid by the Borrower or any Guarantor under the Finance Documents (or payable or paid by, the Administrative Agent to a Financial Institution under the Finance Documents), the Borrower or such Guarantor (as the case may be) shall pay such additional amounts as may be necessary to ensure that the relevant Financial Institution receives a net amount equal to the full amount which it would have received had payment not been made subject to Relevant Tax.

     (c) Within thirty days of each payment by the Borrower or any Guarantor under sub-paragraph (b) above of Tax or in respect of Taxes, it shall deliver to the Administrative Agent for the relevant Financial Institution a certified copy of the original receipt, if one is available, or other appropriate evidence issued by the authority to whom the payment was made that the Tax has been duly remitted to the appropriate authority.

     (d) (i) Subject to sub-paragraph (ii) below, if Relevant Taxes must be withheld or deducted from any amounts payable or paid by the Borrower or any Guarantor to a Lender under the Finance Documents, the Borrower or such Guarantor (as the case may be) may by giving not less than ten Business Days' notice to the Lender (through the Administrative Agent):

               (A) prepay in full all Advances made to it by the Lender together with all other amounts payable to the Lender under the Finance Documents, and

               (B)  cancel that Lender's Commitment;

          (ii) any notice by the Borrower or any Guarantor shall be irrevocable and may only be given under sub-paragraph (i) above while the duty to withhold or deduct continues and for so long as no Default has occurred and is continuing; such Lender's Commitment shall be canceled on the giving of the notice; and

          (iii) the Borrower shall be entitled to introduce a new Lender acceptable to the Administrative Agent or arrange for an existing Lender to assume the Commitment and Advance(s) of the Lender whose Commitment has been canceled and Advance(s) prepaid in accordance with sub-paragraphs (i) and (ii) above.

10.4 Non-Business Days.
     -----------------

     Whenever any payment under the Finance Documents becomes due on a day which is not a Business Day, then the due date shall instead be the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). During any extension of the due date for payment of any principal under this Agreement interest shall be payable on the principal at the rate payable on the original due date.

10.5 Certifications.
     --------------

     Any certification or determination of a rate or amount made by a Financial Institution shall be prima facie evidence of the matters certified or determined.

10.6 Appropriations.
     --------------

     (a) In the case of a partial payment by the Borrower or any Guarantor received by the Administrative Agent, the Administrative Agent may appropriate the payment towards the obligations of the Borrower or such Guarantor under the Finance Documents in the following order:

          (i) first, in or towards payment pro rata of any costs and expenses of the Financial Institutions due and payable by the Borrower or such Guarantor but unpaid under the Finance Documents;

          (ii) secondly, in or towards payment pro rata of any accrued interest due and payable by the Borrower or such Guarantor but unpaid under the Finance Documents;

          (iii) thirdly, in or towards payment pro rata of any principal due and payable by the Borrower or such Guarantor but unpaid under the Finance

               Documents; and

          (iv) fourthly, in or towards payment pro rata of any other sum due and payable by the Borrower or such Guarantor but unpaid under the Finance Documents.

     (b) Any appropriation as above shall override any appropriation made by the Borrower or any Guarantor.

10.7 Mitigation.
     ----------

     If, in respect of any Lender, circumstances arise which would, or would on the giving of notice, result in:

     (a)  any additional amounts becoming payable under Clause 10.3(b) (Taxes);
          or

     (b)  any amount becoming payable under Clause 11 (Increased Costs); or

     (c)  any prepayment or cancellation under Clause 12 (Illegality),

     then, without limiting the obligations of the Borrower and any Guarantor under this Agreement and without prejudice to the terms of Clauses 10 (Payments), 11 (Increased Costs) and 12 (Illegality), such Lender shall in consultation with the Administrative Agent, the Borrower and the Company, take such reasonable steps as may be open to it (including, without limitation, changing the location of a Facility Office) to mitigate or remove such circumstance, including (without limitation) the transfer of its rights and obligations under this Agreement to another bank or financial institution acceptable to the Borrower and the Company, unless to do so might (in the opinion of such Lender) in any way be materially prejudicial to it or would otherwise be contrary to its banking policy.

11.  INCREASED COSTS

11.1 Increased Costs.
     ---------------

     Subject to Clause 11.2 (Exceptions), if the result of the introduction of or any change in any law, regulation, treaty or official directive or request from any governmental or regulatory authority (whether or not having the force of law but if not having the force of law, being of a type with which a Lender is accustomed to comply) or any change in the interpretation or application thereof including, without limitation, those relating to Taxation, any reserve, special deposit, cash ratio, liquidity or capital adequacy requirement or any other form of banking or monetary controls, is that:

     (i) a Financial Institution incurs an additional cost as a result of having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

    (ii) a Lender incurs an additional cost in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Advances made or to be made by it under this Agreement; or

    (iii) any amount payable to a Financial Institution or the effective return to a Financial Institution under this Agreement or on its capital is reduced; or

    (iv) a Financial Institution makes any payment or foregoes any interest or other return on or calculated by reference to any amount received or receivable by it from the Borrower, any Guarantor or the Administrative Agent,

    then and in each such case:

          (A) the Financial Institution shall notify the Borrower through the Administrative Agent of the relevant event promptly upon becoming aware of the event and of the amount of any claim under this Clause 11.1 promptly upon ascertaining that amount;

          (B) within 14 days of any demand from time to time by the Financial Institution through the Administrative Agent, the Borrower shall pay to the Administrative Agent for the account of the Financial Institution such amount as the Financial Institution shall certify will compensate the Financial Institution for the additional cost (or, in the case of paragraph (ii) above, the proportion of the additional cost as is attributable to its making, funding or maintaining Advance(s)), reduction, payment or forgone interest or other return;

          (C) (a) subject to sub-paragraph (b) below, the Borrower may by giving not less than ten Business Days' notice to the Lender (through the Administrative Agent):

                    (i) prepay in full all Advances made to it by the Lender together with all other amounts payable to the Lender under the Finance Documents; and

                    (ii) cancel that Lender's Commitment;

               (b) any notice by the Borrower shall be irrevocable and may only be given under sub-paragraph (a) above while the circumstances giving rise to the notification under paragraph (A) above continue and for so long as no Event of Default has occurred and is continuing; such Lender's Commitment shall be canceled on the giving of the notice; and

               (c) the Borrower shall be entitled to introduce a new Lender acceptable to the Administrative Agent or arrange for an existing Lender to assume the Commitment and Advance(s) of the Lender whose Commitment has been canceled and Advance(s) prepaid in accordance with sub-paragraphs (C)(a)(i) and (ii) above.

11.2 Exceptions.
     ----------

     Clause 11.1 (Increased Costs) shall not apply to or in respect of:

     (a) any change in the rate of Taxation on the overall net income of a Lender (or the overall net income of a division or branch of a Lender) imposed in the jurisdiction in which its principal office or Facility Office for the time being is situate;

     (b) any circumstances referred to in Clause 10.3 (Taxes) or to the extent otherwise provided in Clause 24.8 (Increased Costs/Withholding Taxes);

     (c) any increased cost which is incurred in consequence of the implementation of matters set forth in the report of the Basle Committee on Banking Regulations and Supervisory Practices dated July, 1988 and entitled "International Convergence and Capital Measurement and Capital Standards", unless it results from a change in the interpretation, administration or application of such matters by any relevant agency after the date of this Agreement; and

     (d) any increased cost attributable to the negligence or willful misconduct of a Finance Party.

12.  ILLEGALITY

     If the introduction of or any change in any law, regulation, treaty or official directive (whether or not having the force of law but, if not having the force of law, being of a type with which a Lender is accustomed to comply) shall make it unlawful or contrary to an official directive ("Supervening Illegality") in any jurisdiction for any Lender to make available or fund or maintain any Advance or to give effect to its obligations as contemplated by this Agreement, a Lender may give notice thereof to the Borrower through the Administrative Agent, whereupon:

     (a) the Borrower shall, within the time allowed by the relevant law, regulation, treaty or official directive, prepay such Lender's Advances to it together with all other amounts payable to such Lender under the Finance Documents; and

     (b)  such Lender's Commitment shall forthwith be canceled,

     to the extent required to remove the Supervening Illegality.

13.  GUARANTEE

13.1 Guarantee.
     ---------

     In order to induce the Lenders to make Advances to the Borrower hereunder and in recognition of the direct benefits to be received by each Guarantor from the making of such Advances, each Guarantor irrevocably and unconditionally:

     (a) guarantees to the Financial Institutions, as principal obligor and not merely as surety, prompt and full performance by the Borrower and each Guarantor of all its obligations under this Agreement and the other Finance Documents and the payment in full of all sums payable now or in the future to the Financial Institutions by the Borrower and each Guarantor under this Agreement when and as they become due; and

     (b) undertakes with the Financial Institutions that if and whenever the Borrower or any Guarantor is in default in the payment of any amount under this Agreement the Guarantor shall forthwith pay the amount as if the Guarantor instead of the Borrower or such Guarantor were expressed to be the principal obligor, together with interest on the amount at the rate per annum from time to time payable by the Borrower or such Guarantor on the amount from the date when it becomes payable by the Borrower or such Guarantor until payment of it in full.

13.2 Continuing Guarantee.
     --------------------

     This guarantee is a continuing guarantee and shall extend to the ultimate balance of all sums payable by the Borrower and the Guarantors or any of them under the Finance Documents.

13.3 Reinstatement.
     -------------

     Where any discharge (whether in respect of the obligations of the Borrower or any Guarantor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation or otherwise without limitation, the liability of the Guarantor under this guarantee shall continue as if the discharge or arrangement, as the case may be, had not occurred. Each of the Financial Institutions is entitled to concede or compromise any claim that any payment, security or other disposition is liable to avoidance or repayment.

13.4 Waiver of Defenses.
     ------------------

     The obligations of each Guarantor under this Clause 13 shall not be affected by, and each Guarantor waives to the fullest extent permitted by law any right it may have as a result of, any, act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate it from its obligations under this Clause 13 in whole or in part, including without limitation and whether or not known to it or any Financial Institution:

     (a) any time or waiver granted to or composition with the Borrower, any Guarantor or any other person;

     (b) the taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities against the Borrower, any Guarantor or any other person;

     (c) any legal limitation, disability, incapacity or other circumstances relating to the Borrower, any Guarantor or any other person;

     (d) any variation of a Finance Document or any other document or security so that references to the Finance Document in this Clause 13 shall include each variation (including without limitation any substitute basis agreed under Clause 9 (Market Disruption)); or

     (e) any unenforceability, invalidity or frustration of any obligations of the Borrower, any Guarantor or any other person under any Finance Document or any other document or security, to the intent that each Guarantor's obligations under this

          Clause 13 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, invalidity or frustration.

     Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of non-performance, notices of protest, notices of dishonor, notices of the acceptance of this guarantee and notices of the existence, creation or incurring of Advances. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's and each other Guarantor's financial condition and Assets, and all other circumstances bearing upon the risk of non-payment and non-performance by the Borrower or any Guarantor. Each Guarantor agrees that neither the Administrative Agent nor any other Financial Institution has any duty to advise the Guarantor of information known to them (or any one of them) regarding such circumstances or risks.

13.5 Immediate Recourse.
     ------------------

     Each Guarantor waives any right it may have of first requiring any of the Financial Institutions to proceed against or enforce any other rights or security or claim payment from any other person before claiming from such Guarantor under this Clause 13.

13.6 Preservation of Rights.
     ----------------------

     Until all amounts which may be or become payable by the Borrower or any Guarantor under or in connection with this Agreement and the other Finance Documents have been irrevocably paid and discharged in full, each Financial Institution may:

     (a) refrain from applying or enforcing, as appropriate, any other moneys, security or rights held or received by that Financial Institution in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

     (b) hold in an interest bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 13.

13.7 Non-competition.
     ---------------

     (a) Until all amounts which may be or become payable by the Borrower under this Agreement have been irrevocably paid in full, no Guarantor shall:

          (i) be subrogated to any rights, security or moneys held, received or receivable by any Financial Institution or be entitled to any right of contribution in respect of any payment made or moneys received on account of any Guarantor's liability under this Clause 13;

          (ii) be entitled and claim to rank as a creditor against the estate or in the bankruptcy or liquidation of the Borrower or any Guarantor in competition with any Financial Institution; or

          (iii) receive, claim or have the benefit of any payment, distribution or security from or on account of the Borrower or any Guarantor, or exercise any right of set-off as against the Borrower or any Guarantor.

     (b) Each Guarantor shall forthwith pay to the Administrative Agent for the account of the Financial Institutions an amount equal to any set-off (as referred to in (iii) above) in fact exercised by it and shall hold in trust for and forthwith pay or transfer, as the case may be, to the Administrative Agent for the Financial Institutions any payment or distribution or benefit of security in fact received by it. Each Guarantor shall, upon the written request of the Administrative Agent during the continuance of an Event of Default, collect, enforce and receive as trustee for the Financial Institutions and forthwith pay to the Administrative Agent for the account of the Financial Institutions all indebtedness of the Borrower or any other Guarantor to such Guarantor.

13.8 Other Documents.
     ---------------

     This guarantee shall be in addition to and shall not in any way be prejudiced by any other guarantee or any security now or hereafter held by any Financial Institution in respect of the obligations of the Borrower or any Guarantor under this Agreement.

13.9 Certificate.
     -----------

     A certificate of the Administrative Agent as to any amount owing from the Borrower or any Guarantor under this Agreement or any other Finance Document shall be prima facie evidence of that amount.

14.  REPRESENTATIONS AND WARRANTIES

14.1 Representations and Warranties.
     ------------------------------

     The Borrower and each Guarantor (in each case in respect of itself and its Consolidated Subsidiaries) represents and warrants to each of the Financial Institutions that:

     (a)  Organization, etc.
          -----------------

          (i) Each member of the Group is a corporation validly organized and existing and, if applicable, in good standing under the laws of the State or jurisdiction of its incorporation, is duly qualified to do business and, if applicable, in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and has full power and authority to own its property and conduct its business substantially as presently conducted and as presently proposed to be conducted by it except where the failure to be so qualified or authorized would not be reasonably expected to have a Material Adverse Effect;

          (ii) it has full power and authority to enter into and to perform its obligations under the Finance Documents to which it is a party; and

          (iii) it is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not be reasonably expected to have a Material Adverse Effect.

     (b)  Due Authorization.
          -----------------

          The execution and delivery, by the Borrower and each Guarantor of the Finance Documents executed or to be executed by it, the performance by the Borrower and each Guarantor of its respective obligations under the Finance Documents and the transactions contemplated by the Finance
          Documents:

          (i)   have been duly authorized by all necessary corporate action;

          (ii) do not and will not require any approval or consent of any governmental agency or authority the failure to possess which would be reasonably expected to have a Material Adverse Effect;

          (iii) do not and will not conflict with, result in any violation of, or constitute a default under any provision of the charter documents of the Borrower, any Guarantor or any of their Consolidated Subsidiaries or any agreement, instrument or document binding upon or applicable to the Borrower, any Guarantor or any of their Consolidated Subsidiaries or any present law or governmental regulation or court or administrative decree or order applicable to the Borrower, any Guarantor or any of their Consolidated Subsidiaries the violation of which would be reasonably expected to have a Material Adverse Effect;

          (iv) will not result in or require the creation or imposition of any Security Interest on any property of any member of the Group pursuant to the provisions of any agreement, indenture or other instrument or document binding upon or applicable to any member of the Group.

     (c)  Validity of the Finance Documents.
          ---------------------------------

          Each Finance Document will on the due execution and delivery thereof be the legal, valid and binding obligation of the Borrower and each of the Guarantors expressed to be a party to it, enforceable against the Borrower and each such Guarantor in accordance with its terms, subject only to such qualifications as may be contained in the legal opinions delivered under Clause 7 (Conditions Precedent) of the Supplemental Agreement.

     (d)  Financial Information.
          ---------------------

          (i) All balance sheets, statements of income and shareholders' equity, changes in financial position and other financial information (other than projections and similar forward looking information) which have been or will be furnished by the Borrower or the Guarantors or any of them to the Administrative Agent for any Financial Institution for the purposes of or in connection with this Agreement or any transaction contemplated hereby have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and, as far as each of the Borrower and each Guarantor is aware, do or will fairly present the Consolidated or consolidating, as appropriate, financial condition of the Group or financial condition of the Borrower or each Guarantor, as the case may be, as at the dates thereof and the results of their operations for the periods then ended, including, without limitation, the Consolidated balance sheet at December 31, 1997, the statement of net Assets, the statement of operations, the statement of changes in net Assets and the schedule of investments for the Fiscal Year then ended, of the Group, certified by Price Waterhouse S.A.; and

          (ii) Except as disclosed to the Administrative Agent in writing, since June 30, 1998 there has been no material adverse change in the Consolidated financial condition of the Group taken as a whole from that reflected in the unaudited Consolidated financial statements of the Borrower for the quarter ended June 30, 1998, a copy of which has previously been provided to the Administrative Agent and each Lender.

     (e)  Absence of Default.
          ------------------

          No member of the Group is in default in the payment of any Debt in an aggregate amount of more than $10,000,000 (or its equivalent in any other currency) or any other material obligation or under any law or governmental regulation or court or administrative decree or order materially affecting its property or business, or aware of facts or circumstances which would give rise to any such default.

     (f)  Litigation, etc.
          ---------------

          No litigation or arbitration or governmental investigation or proceeding against any member of the Group or to which any of the properties of any member thereof is subject is pending or, to the knowledge of the Borrower and each Guarantor threatened which is reasonably likely to be adversely determined and in such case might be reasonably expected to have a Material Adverse Effect.

     (g)  No Burdensome Agreement.
          -----------------------

          No member of the Group is a party to any agreement or other instrument or document, or is subject to any charter or other corporate restriction, materially adversely affecting its business, properties, Assets, operations or condition (financial or otherwise).

     (h)  Taxes.
          -----

          Each member of the Group has filed all tax returns and reports required by law to have been filed by them and have paid all taxes and governmental charges thereby shown to be owing, except for taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP.

     (i)  ERISA.
          -----

          No member of the Group has a pension benefit plan subject to Title IV of ERISA. No unpaid or contingent liability to the Pension Benefit Guaranty Corporation ("PBGC") has been or is expected to be incurred, directly or indirectly, by any member of the Group (other than for payment of PBGC premiums in the ordinary course). No event has occurred and there exists no condition or set of circumstances which presents a material risk of the termination or partial termination of any plan which could result, directly or indirectly, in a liability on the part of any member of the Group to the PBGC. The Group constitutes a venture capital operating company for the purposes of ERISA or is otherwise exempt from ERISA requirements.

     (j)  Pari Passu.
          ----------

          The obligations of the Borrower and each Guarantor under the Finance Documents are direct and unconditional obligations and rank in all respects at least pari passu with all other present and future unsecured and unsubordinated obligations of the Borrower and each Guarantor.

     (k)  Not an Investment Company.
          -------------------------

          It is not an "investment company" within the meaning of the Investment Company Act of 1940 of the U.S.

     (l)  Restrictions on Transfer.
          ------------------------

          The Borrower and each Guarantor is in compliance with all restrictions on transfer applicable to any Qualifying Securities.

     (m)  Millennium Compliance.
          ---------------------

          Each of the Borrower and Guarantors has reviewed its business and operations and has developed a plan to address on a timely basis the risk that computer applications used by it in performing date sensitive functions and involving dates prior to December 31, 1999 and thereafter might fail to perform such functions properly which failure would reasonably be expected to have a Material Adverse Effect.

14.2 Repetition.
     ----------

     The representations and warranties set forth in Clause 14.1 shall:

     (a)  be made on the Effective Date; and

     (b) (unless expressed to be given as at or in respect of a particular date) be deemed to be repeated on the Effective Date and (other than Clause 14.1(k)) on the date of delivery of each Request, on each Utilization Date and on the first day of each Interest Period, with reference to the facts and circumstances then subsisting, as if made at such time.

15.  COVENANTS

     The covenants in this Clause 15 shall remain in force from the Effective Date for so long as any of the Commitments is in force or any amount is outstanding under the Finance Documents.

15.1 Financial Information, etc.
     --------------------------

     The Borrower and the Company shall (and in the case of paragraph (c) below the Borrower and/or the relevant Guarantor shall) furnish, or cause to be furnished to the Administrative Agent for each Lender copies of the following financial statements, reports and information (all of which shall be computed in Dollars):

     (a) together with the financial statements delivered pursuant to Clauses 15.1(c) and (d) hereof, a Compliance Certificate;

     (b) within 10 days after the last day of each calendar month, a Borrowing Base Certificate;

     (c) within 65 days after the close of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the Borrower, each Guarantor and of the Group at the close of such quarter, and the related Consolidated and consolidating statements of income and retained earnings, stockholders' equity and statements of changes in financial position of the Borrower and each Guarantor for the period commencing at the end of the previous Fiscal Year and ending with the close of such quarter, certified by a Managing Director or a Senior Vice President or Vice President of the Borrower and each Guarantor prepared in accordance with GAAP;

     (d) within 135 days after the close of each Fiscal Year, Consolidated balance sheets at the close of such Fiscal Year and the related Consolidated statements of income and retained earnings, stockholders' equity and changes in financial position for such Fiscal Year, of the Borrower, each Guarantor and of the Group, certified without qualification by Price Waterhouse SARL or other independent public accountants of recognized standing selected by the Borrower and acceptable to the Majority Lenders;

     (e) promptly upon the mailing thereof to stockholders generally, any annual report, proxy statement or other communication;

     (f) promptly upon any filing thereof by the Borrower or any Guarantor with the Banque Centrale du Luxembourg or the Securities and Exchange Commission, any annual, periodic or special report or registration statement (exclusive of exhibits thereto) or any prospectus generally available to the public;

     (g) promptly from time to time at the reasonable request of the Administrative Agent, valuations (appraisals) from the Borrower's independent valuers approved by the Administrative Agent (acting reasonably) of land, properties under development and operating properties held by the Borrower and the Guarantors (or any of them) and the Qualifying Issuers which are Subsidiaries and in the case of other Qualifying Issuers if the Borrower or any Guarantor or the Investment Adviser has such valuations;

     (h) if in the Administrative Agent's reasonable opinion the aggregate Market Value of Qualifying Collateral has been adversely affected in a material way for whatever reason, a Borrowing Base Certificate dated and delivered within ten days of a request by the Administrative Agent which Borrowing Base Certificate shall demonstrate compliance with the Borrowing Base based upon the Market Value as defined in Clause 1.1 (Defined Terms) subject to the following modifications:

          (i) the closing sale or bid price, as the case may be, of a Qualifying Security quoted by the Pricing Service as of the Business Day immediately preceding the date of the Borrowing Base Certificate shall apply;

          (ii) in all other cases the values or amounts used for the purposes of the most recent Compliance Certificate delivered under Clause 15.1(a) shall apply for those items forming part of the Qualifying Collateral at the date of the Borrowing Base Certificate or if the relevant Qualifying Security has been acquired since the date of the most recent Compliance Certificate the value basis set forth in the definition of Market Value shall be used for such items;

     (i) if at any time the Borrower has reason to believe that the aggregate Market Value of Qualifying Collateral quoted by the Pricing Service has been adversely affected in a material way for whatever reason, the Borrower shall immediately (and in any event within one Business Day of such time) notify the Administrative Agent and deliver a Borrowing Base Certificate within ten days of such notification which Borrowing Base Certificate shall demonstrate compliance with the Borrowing Base based upon the Market Value as defined in Clause 1.1 (Terms defined) subject to the modification set forth in paragraph (i) of sub-paragraph (h) above; and

     (j) promptly from time to time such other information with respect to the Qualifying Collateral or the financial condition and operations of the Group or any member thereof as any Lender may, through the Administrative Agent, from time to time reasonably request.

15.2 Maintenance of Corporate Existence.
     ----------------------------------

     Except as permitted by Clause 15.12 (Consolidation, Merger, etc.), the Borrower and each Guarantor will cause to be done at all times all things necessary to maintain and preserve its corporate existence.

15.3 Payment of Taxes, etc.
     ---------------------

     The Borrower and each Guarantor will, and shall cause each of its Consolidated Subsidiaries to, pay and discharge, as the same may become due and payable, all taxes, governmental assessments and other governmental charges or levies on it or on any of its property, as well as claims of any kind which, if unpaid, might become a lien upon any of its properties; provided, however, that the foregoing shall not require any member of the Group to pay any such tax, assessment, charge, levy or lien so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside and maintain, in accordance with GAAP, adequate reserves with respect thereto.

15.4 Insurance.
     ---------

     The Borrower and each Guarantor will, and will cause each other member of the Group to, maintain insurance coverage by financially, sound and reputable insurers in such forms and amounts, with such deductibles and against such risks as are customary for corporations engaged in the same or a similar business and owning and operating similar properties.

15.5 Notice of Default or Litigation.
     -------------------------------

     The Borrower and each Guarantor will as soon as practicable after becoming aware of the same (and in any event within one Business Day of becoming aware of such occurrence) give notice to the Administrative Agent of:

     (a)   the occurrence of any Default;

     (b) any litigation or arbitration or any governmental investigation or proceeding previously not disclosed by it to the Lenders which has been instituted or is threatened against any member of the Group or to which any of the properties of any thereof is or may become subject which, if adversely determined, might materially adversely affect the Consolidated financial condition or operations of the Group or impair the ability of the Borrower or any Guarantor to perform its obligations under any Finance Document; and

     (c) any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower or any Guarantor to the Lenders.

15.6 Conduct of Business.
     -------------------

     The Borrower and each Guarantor will, and will cause each Consolidated Subsidiary to do or cause to be done all things reasonably necessary, to preserve and keep in full force and effect its existence and all franchises, rights and privileges necessary for the proper conduct of its business, except as otherwise permitted by Clause 15.12.

15.7 Books and Records.
     -----------------

     The Borrower and each Guarantor will, and will cause each other member of the Group to, keep all material books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit any Lender or any of its representatives (provided that such person is accompanied by a representative of the Borrower or such Guarantor), at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers and independent accountants (and hereby authorizes such independent accountants to discuss its financial matters with the Administrative Agent or any Lender or its representatives) and examine any of its books and other corporate records.

15.8 Value of Assets.
     ---------------

     The Borrower will ensure that the value of Consolidated gross Assets of the Guarantors comprise no less than 90 percent of the value of Consolidated gross Assets of the Borrower computed in accordance with GAAP.

15.9 Security Interests.
     ------------------

     The Borrower and each Guarantor will not, and will not permit any Consolidated Subsidiary to, create, incur, assume or suffer to exist any Security Interest upon any of its property or Assets or revenues, whether now owned or hereafter acquired except:

     (a) liens for taxes, assessments or other governmental charges or levies, and liens securing claims or demands incurred in the ordinary course of business, provided in each case that:

          (i) payment thereof is not at the time required by Clause 15.3 (Payment of Taxes, etc.); and

          (ii) if required by GAAP, the applicable member of the Group shall have set aside and maintained adequate reserves with respect thereto;

     (b) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

       (c) Security Interests over real property or interests therein in existence at the date of acquisition of such property or interest by a Consolidated Subsidiary which is a US person (and not created in contemplation of such acquisition) and which secures a principal amount no greater than that outstanding at the date of acquisition together with any items capitalized in accordance with GAAP;

       (d) any other Security Interest to which the Majority Lenders have granted their prior written consent; and

       (e) liens, other than liens on the stock of any Guarantor or any Subsidiary thereof other than Strategic Investees, incurred to secure any indebtedness permitted under Clause 15.10(b)(iv);

       provided that in no event shall the aggregate principal amount of all Debt of the Borrower and its Consolidated Subsidiaries that is secured by such Security Interests exceed the level set forth in Clause 15.10(b)(iv) (Financial Condition).

15.10  Financial Condition.
       -------------------

       (a)     No Guarantor will incur any indebtedness other than:

               (i)   indebtedness under the Finance Documents;

               (ii) indebtedness owed to the Borrower or any Guarantor, provided that, any indebtedness owed to the Borrower by any Guarantor may only be incurred pursuant to the Advance Agreement; or

               (iii) subject to the limitation set forth in Clause 15.10(b)(iv), indebtedness secured by a Security Interest encumbering any Asset of such Guarantor;

       (b)     The Borrower will:

               (i) not permit its Unsecured Liabilities to exceed 40 percent of the aggregate Market Value of all Qualifying Collateral at any time;

               (ii) ensure that its Shareholders' Equity at all times exceeds the sum of (A) 75 percent of its Shareholders' Equity calculated as of the Effective Date and (B) 75 percent of the net proceeds, if any, received by the Borrower from the public sale of any of its equity securities;

     (iii)     procure that at all relevant times:

               (A) the ratio of its Total Liabilities to Market Net Worth is not greater than 1.0:1.0; provided that, solely for the purposes of calculating such ratio, in circumstances where any Strategic Investee or unconsolidated Subsidiary is not or ceases to be a Qualifying Issuer because of its failure to comply with clause (a)(i) of the definition of "Qualifying Issuer", (x) "Total Liabilities" shall be deemed to include such portion of the Total Liabilities of such Strategic Investee or unconsolidated Subsidiary as corresponds to the percentage equity interest held in such Strategic Investee or unconsolidated Subsidiary by the Borrower or any of its Consolidated Subsidiaries, and (y) "Market Net Worth" shall be deemed to include (i) the Market Value of all Securities of such Strategic Investee or unconsolidated Subsidiary which are owned by the Borrower or any of its Consolidated Subsidiaries and (ii) such portion of the Assets (valued in accordance with clause
                    (a)(iii)(1)(A) of the definition of "Market Net Worth") of such Strategic Investee or unconsolidated Subsidiary as corresponds to the percentage equity interest held in such Strategic Investee or unconsolidated Subsidiary by the Borrower or any of its Consolidated Subsidiaries.

               (B) the Borrower Fixed Charge Coverage Ratio is not less than 1.5:1.0;

               (C)  its Interest Coverage Ratio is not less than 2.0:1.0; and

     (iv) ensure at all times that the aggregate principal amount of all Debt of the Borrower and its Consolidated Subsidiaries that is secured by a Security Interest encumbering any Asset of the Borrower or any such Consolidated Subsidiary is equal to or less than 10 percent of the Market Net Worth of the Borrower and its Consolidated Subsidiaries.

15.11     Dividends, Stock Purchases.
          --------------------------

          (a) The Borrower will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, buy back, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of the Borrower now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock) which, in the aggregate for any Fiscal Year, exceeds 50 percent of the Borrower's Consolidated net income plus depreciation but after deduction of taxes for such Fiscal Year all as computed in accordance with GAAP. Notwithstanding the preceding sentence, the Borrower may pay any dividends if (i) such dividends are declared no more than 60 days prior to the date of such payment and (ii) at the time such dividends were declared, such dividends would not have caused the Borrower to exceed the limitation set forth in the preceding sentence.

       (b) No Guarantor may declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by such Guarantor with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Guarantor now or hereafter outstanding (or any options or warrants issued by such Guarantor with respect to its capital stock), except that any Guarantor may (i) pay dividends to the Borrower, any wholly-owned Subsidiary of the Borrower or any other Guarantor, (ii) declare or pay dividends on shares of its preferred stock, (iii) redeem any shares of its preferred stock, (iv) purchase or otherwise acquire for consideration any shares of its preferred stock or (v) purchase or otherwise acquire for consideration any shares of its capital stock held by the Borrower.

       (c) The Borrower will not permit any Guarantor to, and no Guarantor will, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of such Guarantor to (i) pay dividends or make other distributions on its equity securities or any other interest or participation in its profits owned by the Borrower or any other Guarantor, (ii) make loans or advances to the Borrower or any other Guarantor, or (iii) transfer any of its properties or Assets to the Borrower or any other Guarantor, except in connection with a Security Interest permitted by Clause 15.9.

15.12  Consolidation, Merger, etc.
       --------------------------

       None of the Borrower, any Guarantor or any of their respective Consolidated Subsidiaries may (a) consolidate or merge with or into any other Person, (b) subject to

          Clause 15.17 (Sales of Qualifying Securities of Principal Companies), sell, lease or otherwise transfer, directly or indirectly, and whether by one or a series of related transactions, a substantial portion of its Assets to any other Person, or (c) purchase or otherwise acquire, directly or indirectly, by one or a series of related transactions, all or substantially all of the assets of, or outstanding capital stock of or other equity interest in, another Person, except that (i) any Guarantor may consolidate or merge with or into the Borrower or another Guarantor, (ii) any Guarantor may sell, lease or otherwise transfer, directly or indirectly, and whether by one or a series of related transactions, all or a substantial portion of its Assets to the Borrower or another Guarantor and (iii) the Borrower or any Guarantor may purchase or otherwise acquire, all or substantially all of the assets of, or outstanding capital stock of or other equity interests in, or consolidate or merge with or into, another Person, so long as (A) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (B) in the case of a consolidation or merger, the Person surviving such consolidation or merger will be the Borrower or such Guarantor, as the case may be, after giving effect thereto.

15.13     Plans.
          -----

          Neither the Borrower nor any Guarantor will, or will permit any ERISA Affiliate to, establish, or incur or suffer to exist any obligations with respect to, any employee pension benefit plan maintained for the employees of the Borrower or any Guarantor or any ERISA Affiliate and covered by Title IV of ERISA.

15.14     Inconsistent Agreements.
          -----------------------

          Neither the Borrower nor any Guarantor will, or will permit any other member of the Group to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Borrower made under this Agreement or by the performance by the Borrower or any Guarantor of its obligations under the Finance Documents.

15.15     ERISA and Compliance with Requirements of Law.
          ---------------------------------------------

          The Borrower and each Guarantor will, and will cause each of their Subsidiaries to, comply in all respects with all Requirements of Law, the non-compliance with which would be reasonably expected to have a Material Adverse Effect. Neither the Borrower nor any Guarantor will permit any of their respective Assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA plan or any non-ERISA plan.

15.16     Amendment of Advance Agreement.
          ------------------------------

          Neither the Borrower nor the Company shall amend or modify the Advance Agreement without the express written consent of the Administrative Agent; provided that no such consent shall be required in connection with the execution by any Guarantor of counterparts of the Advance Agreement.

15.17     Sales of Qualifying Securities of Principal Companies
          -----------------------------------------------------

          The Borrower shall not, and shall not permit any Guarantor to, sell, transfer, convey or otherwise dispose of more than 20% of the number of Qualifying Securities of a Principal Company (other than SCG) held by the Borrower or such Guarantor as of the date hereof (provided that this Clause 15.17 shall not apply to changes in the number of Qualifying Securities held by such Person caused by stock splits, share dividends and other similar events if such changes do not affect such Person's relative ownership position), unless the Borrower or such Guarantor has obtained the prior written consent of the Super Majority Lenders (which shall include, for the purposes of this Clause 15.17, all Lenders whose respective Commitments equal or exceed $50,000,000) to such sale, transfer, conveyance or disposal; provided that no such consent shall be required (a) if such sale, transfer, conveyance or disposal would not create a Borrowing Base Shortfall or
          (b) for the sale, transfer, conveyance or disposal of Qualifying Securities of PRT in connection with the merger of PRT with and into Regency. Notwithstanding any of the foregoing, the Borrower and Guarantors may transfer Qualifying Securities of a Principal Company and other Qualifying Securities to one another (including such transfers by one Guarantor to another).

16.       DEFAULT

16.1      Events of Default.
          -----------------

          Each of the events set forth in Clauses 16.2 (Non-Payment) to 16.14 (Investment Adviser) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower, any or all of the Guarantors or any other Person).

16.2      Non-Payment.
          -----------

          The Borrower or any Guarantor fails to pay:

          (a)  any principal amount payable by it under the Finance Documents;
               or

          (b) interest or any fee or any other amount payable by it under the Finance Documents within five days of the due date therefor, at the place at which, and in the currency in which, it is expressed to be payable.

16.3 Breach of Other Obligations.
     ---------------------------

     The Borrower or any Guarantor, as the case may be, does not comply with:

     (a) any provision of Clause 8.3 (Mandatory Prepayment/Borrowing Base Shortfall), Clause 15.5(a) (Notification of a Default), Clause 15.9 (Security Interests), Clause 15.10 (Financial Condition) or Clause
          15.12 (Consolidation, Merger, etc.);

     (b) any provision of Clause 15.1(a) (Compliance Certificates), Clause 15.(h) (Borrowing Base Certificate), Clause 15.1(i) (Borrowing Base Certificate) or Clause 15.1(j) (Other Financial Information) within 10 days of the Administrative Agent providing written notice to the Borrower and/or such Guarantor (as appropriate) of the failure;

     (c) any provision of Clause 15.1(c) to (h) (Financial Statements and Appraisals) or Clause 15.3 (Payment of Taxes etc.) within 60 days of the Administrative Agent providing written notice to the Borrower and/or such Guarantor (as appropriate) of the failure;

     (d) any other provision of the Finance Documents and the failure to comply (if it is capable of remedy) is not remedied within 30 days of the Administrative Agent providing written notice to the Borrower and/or such Guarantor (as appropriate) of the failure.

16.4 Misrepresentation.
     -----------------

     A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of the Borrower or any Guarantor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

16.5 Cross-default.
     -------------

     (a) Any unsecured Debt of the Borrower or any Guarantor in an aggregate amount of at least $10,000,000 or its equivalent in any other currencies is not paid when due or within any applicable grace period; or any Non-Recourse Debt of the Borrower, any Guarantor or any of their respective Consolidated Subsidiaries in an aggregate amount of at least $25,000,000 or its equivalent in any other currencies is not paid when due or within any applicable grace period or

     (b) Any unsecured Debt of the Borrower or any Guarantor in an aggregate amount of at least $10,000,000 or its equivalent in any other currencies becomes, or becomes capable of being declared, prematurely due and payable, in each case as a result of an event of default (howsoever described) under the document relating to that indebtedness; or any Non-Recourse Debt of the Borrower, any Guarantor or any of their respective Consolidated Subsidiaries in an aggregate amount of at least $25,000,000 or its equivalent in any other currencies becomes, or becomes capable of being declared, prematurely due and payable, in each case as a result of an event of default (howsoever described) under the document relating to that indebtedness.

16.6 Insolvency.
     ----------

     (a) The Borrower or any Guarantor or any of their respective Consolidated Subsidiaries is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or is, or is deemed to be, insolvent, or admits inability to pay its debts as they, fall due; or

     (b) The Borrower or any Guarantor or any of their respective Consolidated Subsidiaries suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness.

16.7 Insolvency Proceedings.
     ----------------------

     Otherwise than in connection with a voluntary reorganization permitted under Clause 15.12 (Consolidation, Merger, etc.):

     (a) any step (including petition, proposal or convening a meeting) is taken by the Borrower or any Guarantor or any of their respective Consolidated Subsidiaries in any relevant jurisdiction with a view to a composition, assignment or arrangement with its creditors generally (or any class of them); or

     (b) a members' or board meeting of the Borrower or any Guarantor or any of their respective Consolidated Subsidiaries is convened for the purpose of considering any resolution for (or to petition for) its winding-up or its administration or any such resolution, is passed; or

     (c) any person presents a petition for the Winding Up or for the administration of the Borrower or any Guarantor or of their respective Consolidated Subsidiaries in any relevant jurisdiction and the relevant petition or action is not dismissed, withdrawn or otherwise discontinued within 30 days; or

     (d) any order for the winding-up or administration of the Borrower or any Guarantor or any of their respective Consolidated Subsidiaries is made in any relevant jurisdiction and such order is not contested in good faith within 10 days and remains undismissed and unstayed for a period of 60 days;

     (e) any other step (including petition, proposal or convening a meeting) is taken in any relevant jurisdiction with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of the Borrower or any Guarantor or any of their respective Consolidated Subsidiaries or any other proceedings involving the Borrower or any Guarantor or any of their respective Consolidated Subsidiaries and the relevant petition, action or procedure is not dismissed, withdrawn or otherwise discontinued within 60 days; or

     (f) the Borrower or any Guarantor or any of their respective Consolidated Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the U.S. Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code") or, in the case of a Consolidated Subsidiary, under any equivalent bankruptcy law;

     (g) an involuntary case is commenced against the Borrower or any Guarantor or any of their respective Consolidated Subsidiaries or any of its respective Consolidated Subsidiaries, and the petition is not controverted within 20 days, or is not dismissed within 30 days, after commencement of the case:

     (h) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the Assets of the Borrower, any Guarantor or any of their respective Consolidated Subsidiaries, or the Borrower, any Guarantor or any of their respective Consolidated Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower, any Guarantor or any of their respective Consolidated Subsidiaries, or there is commenced against the Borrower, any Guarantor or any of their respective Consolidated Subsidiaries any such proceeding which remains unstayed or undismissed for a period of 30 days, or the Borrower, any Guarantor or any of their respective Consolidated Subsidiaries is adjudicated insolvent or bankrupt;

     (i) any order of relief or other order approving any such case or proceeding is entered;

     (j) the Borrower, any Guarantor or any of their respective Consolidated Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days;

     (k) the Borrower, any Guarantor or any of their respective Consolidated Subsidiaries makes a general assignment for the benefit of creditors; or

     (l) any corporate action is taken by the Borrower, any Guarantor or any of their respective Consolidated Subsidiaries for the purpose of effecting any of the foregoing.

16.8 Appointment of Receivers and Managers.
     -------------------------------------

     (a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in any place in respect of the Borrower or any Guarantor or any of their respective Consolidated Subsidiaries or any material part of the respective Assets of any of the foregoing; or

     (b) the directors of the Borrower or any Guarantor or any of their respective Consolidated Subsidiaries request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like in respect of the Borrower, such Guarantor or any of their respective Consolidated Subsidiaries or any substantial part of its or their Assets; or

     (c) any person enforces any Security Interest over any material part of the Assets of the Borrower or any Guarantor or any of their respective Consolidated Subsidiaries and the relevant proceedings are not dismissed, withdrawn or otherwise discontinued within 60 days.

16.9 Legal Process.
     -------------

     (a) Any judgment or order is made against any member of the Group (not paid or fully covered by insurance) of $10,000,000 or more which is not stayed or discharged or bonded pending appeal within 30 days or (where payment may be lawfully withheld pending the outcome of such proceedings) is not being contested in good faith by the relevant party by appropriate proceedings within 30 days; or

     (b) any attachment, sequestration, distress or execution or lien in favor of any governmental or regulatory authority affects any material asset of any Guarantor, the Borrower or any of their respective Consolidated Subsidiaries and is not discharged within 30 days.

16.10     Unlawfulness.
          ------------

          It is or it becomes unlawful for any Guarantor or the Borrower to perform any of its obligations under the Finance Documents.

16.11     Guarantee.
          ---------

          The guarantee by any Guarantor hereunder is not effective or enforceable or is alleged by such Guarantor to be ineffective or unenforceable for any reason.

16.12     Change of Control.
          -----------------

          (a) The Investment Adviser ceases to be directly or indirectly a Subsidiary of SCG;

          (b) SCG fails to own beneficially directly or indirectly at least 20 percent of the voting share capital of the Borrower;

          (c) The Borrower fails to own beneficially directly or indirectly at least 95 percent of the voting share capital of each Guarantor.

          (d) any Person or Persons acting in concert (other than SCG and its wholly-owned Subsidiaries) owns more than 10 percent of shares of the Borrower, and continues to do so for more than 30 days after notice thereof has been given by the Administrative Agent to the Borrower or such longer period as may be reasonably necessary for the Borrower to exercise promptly and in good faith its rights with respect to any excess shares under the Borrower's Articles of Incorporation.

16.13     Pari Passu.
          ----------

          The obligations of the Borrower and each Guarantor under the Finance Documents shall not constitute direct and unconditional obligations or shall not rank in all respects at least pari passu with all other present and future unsecured and unsubordinated obligations of the Borrower or such Guarantor as the case may be.

16.14     Investment Adviser.
          ------------------

          Any Event of Default specified in Clause 16.6 (Insolvency), 16.7 (Insolvency Proceedings) or 16.8 (Appointment of Receivers and Managers) shall occur in relation to the Investment Adviser and there shall not be appointed within 15 days following such Event of Default a substitute Investment Adviser reasonably acceptable to the Majority Lenders.

16.15     Acceleration.
          ------------

          On and at any time after the occurrence of an Event of Default and while such Event of Default is continuing the Administrative Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

          (a)  cancel all of the Commitments; and/or

          (b) demand that all the Advances, together with accrued interest and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

          (c) demand that all the Advances, together with accrued interest and all other amounts accrued under this Agreement, be payable on demand, whereupon they shall immediately become payable on demand by the Administrative Agent;

          provided that if an Event of Default specified in Clause 16.6 (Insolvency), 16.7 (Insolvency Proceedings) or 16.8 (Appointment of Receivers and Managers) shall occur, each of the results under clauses
          (a), (b) and (c) above shall occur automatically without the giving of notice by the Administrative Agent to the Borrower as specified in this Clause 16.15.

17.       ACCOUNTS AS EVIDENCE

          Accounts maintained by a Lender in connection with this Agreement shall constitute prima facie evidence of sums owing to the Lender.

18.       THE ADMINISTRATIVE AGENT, THE ARRANGER AND THE SYNDICATION AGENT

18.1      Appointment and Duties of the Administrative Agent.
          --------------------------------------------------

          (a) Each Financial Institution (other than the Administrative Agent) irrevocably appoints the Administrative Agent to act as its agent under and in connection with the Finance Documents.

          (b) Each Contracting Party appointing the Administrative Agent irrevocably authorizes the Administrative Agent on its behalf to enter into any Guarantor Joinder Agreement (whereupon and by which act such Contracting Party shall become bound thereby), perform the duties and to exercise the rights, powers and discretion that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretion. Each Financial Institution irrevocably appoints the Administrative Agent to enter into the Finance Documents on its behalf.

     (c) The Administrative Agent shall have only those duties which are expressly specified in the relevant Finance Documents. Those duties are solely of a mechanical and administrative nature.

18.2 Role of the Arranger and the Syndication Agent.
     ----------------------------------------------

     Except as otherwise provided in this Agreement, the Arranger and the Syndication Agent have no obligations of any kind to any other Contracting Party under or in connection with any Finance Document.

18.3 Relationship.
     ------------

     The relationship between the Administrative Agent and the Contracting Parties which have appointed it as Administrative Agent is that of agent and principal only. Nothing in this Agreement constitutes the Administrative Agent as trustee or fiduciary for any other Contracting Party or any other person and as between the Administrative Agent and the other Financial Institutions, the Administrative Agent need not hold in trust any moneys paid to it for a Contracting Party or be liable to account for interest on those moneys.

18.4 Majority Lenders' Directions.
     ----------------------------

     As against the Financial Institutions, the Administrative Agent will be fully protected if it acts in accordance with the instructions of the Majority Lenders in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of such instructions, the Administrative Agent may, as between itself and the other Financial Institutions, act as it reasonably considers to be in the best interests of all the Lenders.

18.5 Delegation.
     ----------

     The Administrative Agent may act under the Finance Documents through its personnel and agents and except as specifically provided in the Finance Documents, it is not responsible for the acts and omissions of such agents (other than employees) who are selected by it with reasonable care.

18.6 Responsibility for Documentation.
     --------------------------------

     The Administrative Agent, the Arranger and the Syndication Agent are not responsible to any other Contracting Party for:

     (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance

          Document or any other document;

     (b)  any error or omission in any legal opinion;

     (c)  the collectability of amounts payable under any Finance Document; or

     (d) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

18.7 Default.
     -------

     (a) The Administrative Agent is not obliged to monitor or inquire as to whether or not a Default has occurred. The Administrative Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Administrative Agent receives notice from a Contracting Party referring to this Agreement, describing the Default and stating that the event is a Default, or otherwise has actual knowledge of an Event of Default, it shall promptly notify the Lenders and the Borrower.

     (b) The Administrative Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document on behalf of the Financial Institutions before it commences those proceedings or takes that action.

18.8 Exoneration.
     -----------

     (a) Without limiting paragraph (b) below, the Administrative Agent will not be liable to any other Contracting Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by the Administrative Agent's gross negligence or willful misconduct.

     (b) No Contracting Party may take any proceedings against any officer, employee or agent of the Administrative Agent in respect of any claim it might have against the Administrative Agent or in respect of any act or omission of any kind (including gross negligence or willful misconduct) by that officer, employee or agent in relation to any Finance Document.

18.9 Reliance.
     --------

     The Administrative Agent may:

     (a) rely on any notice or document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person:

      (b) rely on any statement made by, a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

      (c) engage and rely on legal or other professional advisers selected by it (including those in the Administrative Agent's employment and those representing a Contracting Party other than the Administrative Agent).

18.10 Credit Approval and Appraisal.
      -----------------------------

      Without affecting the responsibility of the Borrower and each Guarantor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

      (a) has made its own independent investigation and assessment of the financial condition and affairs of the Borrower, each Guarantor and their related entities in connection with its participation in this Agreement and has not relied on any information provided to it by the Administrative Agent, the Arranger or the Syndication Agent in connection with any Finance Document; and

      (b) will continue to make its own independent appraisal of the creditworthiness of the Borrower, each Guarantor and their related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

18.11 Information.
      -----------

      (a) The Administrative Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Administrative Agent by a Contracting Party for that person.

      (b) The Administrative Agent shall promptly supply each Lender with a copy of each document received by the Administrative Agent under Clauses 4 (Conditions Precedent) or 28.1(d) (Additional Guarantors) upon the request of that Lender provided that the Borrower shall only be liable for reasonable costs incurred in connection with the provision of such copies to any Lender.

      (c) Except where this Agreement specifically provides otherwise, the Administrative Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Contracting Party.

      (d) The Administrative Agent shall promptly notify each Lender of the occurrence of any of the following:

          (i) the receipt by it of a Request from the Borrower under Clause 5.1 (a) (Utilization of Revolving Credit Facility) or 5.2(b) (Utilization of Swingline Facility);

          (ii) the receipt by it of a notice from the Borrower under Clause 8.2(a) (Prepayment of Advances);

          (iii) the receipt by it of a Compliance Certificate or a Borrowing Certificate showing the occurrence of any of the matters referred to in Clauses 8.4(a) to (d) (Borrowing Base Violations) inclusive; and

          (iv)      subject to Clause 18.7 (Default), any Default.

      (e) Except as provided above, the Administrative Agent has no duty:

          (i) either initially or on a continuing basis to provide any Lender with any credit or other information concerning the financial condition or affairs of the Borrower, any Guarantor or any related entity of the Borrower or any Guarantor whether coming into the possession of the Administrative Agent or that of any of its related entities before, on or after the date of this Agreement, or

          (ii) unless specifically requested to do so by a Lender in accordance with this Agreement, to request any certificates or other documents from the Borrower or any Guarantor.

18.12 The Administrative Agent and the Arranger Individually.
      ------------------------------------------------------

      (a) If it is also a Lender, each of the Administrative Agent, the Arranger and the Syndication Agent has the same rights and powers under this Agreement as any other Lender and may exercise those rights and powers as though it were not the Administrative Agent or an Arranger.

      (b) Each of the Administrative Agent, the Arranger and the Syndication Agent may:

          (i) carry on any business with the Borrower, any Guarantor or their related entities;

          (ii) act as agent or trustee for, or in relation to any financing involving, the Borrower, any Guarantor or their related entities, and

                                      -79

          (iii) retain any profits or remuneration in connection with its activities under the Finance Documents or in relation to any of the foregoing.

      (c) In acting as the Administrative Agent, the agency division of the Administrative Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by the Administrative Agent otherwise than in its capacity as Administrative Agent may be treated as confidential by the Administrative Agent and will not be deemed to be information possessed by the Administrative Agent in its capacity as such.

18.13 Indemnities.
      -----------

      (a) Without limiting the liability of the Borrower or any Guarantor under the Finance Documents, each Lender shall forthwith on demand indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Guarantors or any of them), for that Lender's pro rata share of any liability or loss incurred by the Administrative Agent in any way relating to or arising out of its acting as the Administrative Agent, except to the extent that the liability or loss arises directly from the Administrative Agent's negligence or willful misconduct.

      (b) The Borrower shall forthwith on demand reimburse each Lender for any payment made by it under paragraph (a) above.

18.14 Compliance.
      ----------

      (a) The Administrative Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

      (b) Without limiting paragraph (a) above, the Administrative Agent need not disclose any information relating to the Borrower, any Guarantor or any of their related entities if the disclosure would constitute a breach of any law or regulation or any duty of secrecy or confidentiality.

18.15 Resignation of Agent.
      --------------------

      (a) Notwithstanding its irrevocable appointment, the Administrative Agent may resign by giving not less than 60 days' notice to the Lenders and the Borrower, in which case the Administrative Agent may forthwith appoint one of its Affiliates as successor Administrative Agent or, failing that, the Majority Lenders may identify a proposed successor Administrative Agent and notify the Borrower of the identity of such person. Notwithstanding its irrevocable appointment, the Administrative Agent may be removed for good cause upon 60 days' notice to the Administrative Agent by the Majority Lenders, in which case the Majority Lenders may identify proposed successor Administrative Agent and notify the Borrower of the identity of such person. In addition, if Commerzbank A.G., shall at any time hold a Commitment which is not the largest single individual Commitment of all the Lenders' individual Commitments or which is not equal to the largest individual Commitment held by any other Lender or Lenders, it shall promptly notify the Borrower and the Lenders thereof and the Administrative Agent shall offer to resign. If such offer is accepted by the Majority Lenders (for this purpose only, Commerzbank A.G. shall be deemed to have accepted its own offer to resign), the Majority Lenders may identify a proposed successor Administrative Agent and notify the Borrower of the identity of such person. Such person shall, with the consent of the Borrower be appointed as the successor Administrative Agent provided that such consent shall not be required where the Administrative Agent has resigned and such Administrative Agent has appointed one of its Affiliates to be its successor. If the Borrower withholds its consent to the appointment of any successor Administrative Agent it shall, within 30 days of receiving notice of the identity of the proposed appointee of the Majority Lenders, identify one or more other persons who are willing to act as the Administrative Agent and whom the Majority Lenders shall (subject to paragraph (ii) below) thereafter appoint as the relevant Agent, provided that:

          (i) if the Borrower does not during such 30 day period identify any such persons, the person identified by the Majority Lenders shall at the end of such period be appointed as the successor Administrative Agent; and

          (ii) if the Majority Lenders do not consent to the person (or any of the persons) identified by the Borrower (such consent not to be unreasonably withheld) the person initially identified by the Majority Lenders shall be appointed as the Administrative Agent.

     (b) In relation to the resignation of an Administrative Agent, if the appointment of a successor Administrative Agent is to be made by the Majority Lenders but they have not within 45 days after notice of resignation, appointed a successor Administrative Agent which accepts the appointment, the retiring Administrative Agent may appoint a successor Administrative Agent.

     (c) The resignation of the retiring Administrative Agent or the removal of an Administrative Agent, as the case may be, and the appointment of any successor Administrative Agent will both become effective only upon the successor

          Administrative Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Administrative Agent will succeed to the position of the retiring Administrative Agent or the removed Administrative Agent, as the case may be, and the term "Administrative Agent" will mean the successor Administrative Agent.

      (d) A retiring Administrative Agent or the removed Administrative Agent, as the case may be, shall, at its own cost, make available to the successor Administrative Agent such documents and records and provide such assistance as the successor Administrative Agent may reasonably request for the purposes of performing its functions as the Administrative Agent under this Agreement.

      (e) Upon its resignation or removal, as the case may be, becoming effective, this Clause 18 (The Administrative Agent and the Arranger) shall continue to benefit the retiring Administrative Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was an Administrative Agent, and, subject to paragraph (d) above, it shall have no further obligation in its capacity as such Administrative Agent under any Finance Document.

18.16 Lenders.
      -------

      The Administrative Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s), until it has received not less than 5 Business Days prior notice from the Lender to the effect that it is no longer entitled to payments and/or is no longer acting through its specified Facility Office.

19.   FEES

19.1  Commitment Fee.
      --------------

      (a) The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee in Dollars on the Undrawn Commitment during the period from Effective Date through the Final Maturity Date for that Lender (or, if the Term-Out Option is exercised, the Term-Out
          Date), which fee shall be calculated on a daily basis by multiplying the following: (i) the Undrawn Commitment at the end of a day, by (ii) the Commitment Fee Rate for such day, by (iii) 1/360, by (iv) a fraction, the numerator of which is such Lender's Revolving Credit Commitment at the end of such day and the denominator of which is the Total Revolving Credit Commitment at the end of such day.

      (b) Accrued commitment fee shall be payable quarterly in arrears from the Effective

          Date and on the Final Maturity Date (or, if the Term-Out Option is exercised, the Term-Out Date) and shall be calculated to and including the last day of the immediately preceding month. Accrued commitment fee shall also be payable to the Administrative Agent for the account of the relevant Lender(s) on the canceled amount of any Commitment at the time the cancellation comes into effect.

19.2 Arrangement Fee.
     ---------------

     The Borrower shall pay to the Administrative Agent for the account of the Arranger on the Effective Date an arrangement fee in Dollars in the amount set forth in the Fee Letter.

19.3 Administrative Agent's Fee.
     --------------------------

     The Borrower shall pay to the Administrative Agent for its own account an annual agency fee in Dollars in the amounts and at the times set forth in the Fee Letter.

19.4 Amendment Fee.
     -------------

     The Borrower shall pay to the Administrative Agent on the Effective Date for the account of each Lender an amendment fee in Dollars computed at the rate of 0.15 percent on that Lender's Commitment as of the Effective Date.

19.5 Extension Fee.
     -------------

     If the Borrower requests and Lenders holding at least 80 percent of Total Outstandings agree to extend the Final Maturity Date of the Facility in accordance with Clause 2.5 (Extension of Final Maturity Dates), the Borrower shall in respect of such extension pay to the Administrative Agent for the account of each such Lender an extension fee in Dollars computed at the rate of 0.10 percent of the amount of its Commitment as will be in effect immediately following the then latest Final Maturity Date. Such extension fee shall be payable within ten Business Days of the date of notification by the Administrative Agent that the Final Maturity Date is extended and no extension of the Final Maturity Date shall be effective until such extension fee has been paid by the Borrower.

19.6 Conversion Fee.
     --------------

     If the Borrower exercises the Term-Out Option in accordance with Clause 2.6 (Term-Out Option), the Borrower shall pay to the Administrative Agent for the account of the Lenders a conversion fee in Dollars computed at the rate of (a) 0.20 percent of Total Outstandings on the Term-Out Date payable on such day and (b) 0.10 percent of Total Outstandings on each anniversary of the Term-Out Date payable on such day.

20.  EXPENSES

20.1 Facility Expenses.
     -----------------

     The Borrower shall reimburse the Administrative Agent and/or the Arranger, as appropriate, on demand for the reasonable charges and expenses (together with value added tax or any similar tax thereon and including, without limitation, the reasonable fees and expenses of legal advisers) incurred by the Administrative Agent or the Arranger, as the case may be, in connection with:

     (a)  the Syndication;

     (b) the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Facility Agreement;

     (c)  any other Finance Document; and

     (d) all supplements, waivers and variations in relation to the Finance Documents and any other documents referred to therein.

20.2 Enforcement Expenses.
     --------------------

     The Borrower shall reimburse the Administrative Agents on demand for the charges and expenses (together with value added tax or any similar tax thereon and including, without limitation, the fees and expenses of legal advisers) properly incurred by them in connection with the enforcement of, or the preservation of any rights under, any of the Finance Documents. In addition, the Borrower will upon demand pay to the Lenders the amount of their respective expenses, including the reasonable fees and expenses of their counsel and of any experts and agents which expenses are incurred in the exercise or enforcement of any of the rights of the Lenders hereunder but only such expenses which are incurred after an Event of Default has occurred and is continuing.

21.  STAMP DUTIES

     The Borrower shall pay, and on demand indemnify, each of the Agents against any and all stamp, registration and similar Taxes which may be payable in connection with the entry into or performance of any of the Finance Documents (other than any Assignment and Acceptance or any other document transferring an interest pursuant to Clause 24.3) or the enforcement of any of the Finance Documents.

22.  AMENDMENTS, WAIVERS, REMEDIES CUMULATIVE

22.1 Amendments.
     ----------

     (a) Subject to paragraphs (b) and (c) below, if authorized by the Majority Lenders, the Administrative Agent shall, on behalf of the Lenders, grant waivers or consents or (with the prior consent of the Borrower) vary the terms of the provisions of any Finance Document, unless the express provisions of the relevant Finance Document provide that the same can only be granted or effected by another authority, provided that the Administrative Agent may without the consent of the Lenders modify Schedule 1 in connection with an assignment or transfer under Clause 24.3.

     (b) Nothing in paragraph (a) above shall authorize except with the prior consent of the Super Majority Lenders:

          (i)   any variation of definition of "Event of Default" in Clause 16;
                or

          (ii) any variation of Clause 15.10(b) (Financial Condition) except Clause 15.10(b)(iii)(A).

     (c) Nothing in paragraph (a) or (b) above shall authorize except with the prior consent of all the Lenders:

          (i) subject to Clause 2.5 (Extension of the Final Maturity Dates), the extension of any Commitment Period or Final Maturity Date or Final Repayment Date; or

          (ii)  any variation of the definition of  "Majority Lenders" in Clause
                1.1 (Defined Terms); or

          (iii) any change in any rate at which interest is payable under any of the Finance Documents; or

          (iv) any extension of the date for, or alteration in the amount or currency of, any payment of principal, interest, fee, commission or any other amount payable under any of the Finance Documents; or

          (v)   any increase in any Lender's Commitment; or

          (vi) any variation of Clause 27 (Pro Rata Sharing) or this Clause 22.1; or

          (vii) any variation or amendment to any provision of the Finance Documents requiring the unanimous consent of the Lenders which would result in the removal of such requirement; or

          (viii) the release of any Guarantor of its obligations under Clause 13 (Guarantee); or

          (ix) any variation of definition of "Borrowing Base", "Debt", "Market Net Worth", "Market Value", "Qualifying Collateral", "Qualifying Issuer", "Qualifying Security", "Super Majority Lenders", "Total Liabilities" or "Unsecured Liabilities" in Clause 1.1 (Defined Terms); or

          (x)       any variation of Clause 15.10(b)(iii)(A).

22.2 Waivers.
     -------

     No failure to exercise and no delay in exercising, on the part of any Contracting Party, any right, power or privilege under any Finance Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No waiver by any Contract Party shall be effective unless it is in writing and signed by the waiving party.

22.3 Remedies Cumulative.
     -------------------

     The rights and remedies of each Contracting Party provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

23.  NOTICES

23.1 Address.
     -------

     (a) Except as otherwise stated in this Agreement, all notices or other communications under this Agreement to any Contracting Party shall be made by letter or facsimile and shall be deemed to be duly given or made when delivered (in the case of a letter) or when received (in the case of facsimile) to or by the Contracting Party addressed to it at its address, telex number or facsimile number:

          (i)  notified to the Administrative Agent prior to the Effective Date;
               or

          (ii) in the case of a Contracting Party which becomes a Contracting Party after the Effective Date, notified to the Administrative Agent before or at the time it becomes a Contracting Party;

          (iii) in the case of the Administrative Agent, at its address, telex number or facsimile number set forth in paragraph (b) below; or

          (iv) in the case of the Borrower, at its address, telex number or facsimile number set forth in paragraph (c) below; or

          (v) in the case of each Guarantor, at the Company's address, telex number or facsimile number set forth in paragraph (d) below; or

          (vi) as the Contracting Party may, after the Effective Date, specify to the Administrative Agent for such purpose by not less than five Business Days' notice; or

          (vii) in the case of the Administrative Agent, as the Administrative Agent may specify to the other Contracting Parties, for such purpose by not less than five Business Days' notice.

     (b) The Administrative Agent's address, telex number and facsimile number for notices is:

          Commerzbank Aktiengesellschaft
          New York Branch
          2 World Financial Center
          New York, NY 10281-1050
          USA

          For the attention of the Real Estate Department

          Telex No:  177338
          Fax No.:  212 266-7565

     (c) The Borrower's address, telex number and facsimile number for notices as at the Effective Date is:

          Security Capital U.S. Realty
          69, Route D'Esch
          L-1470 Luxembourg
          Telex: 3636BIL
          Fax: 352 4590 4243


     (d) The Company's address, telex number and facsimile number for notices is:

          Security Capital Holdings S.A.
          69, Route D'Esch
          L-1470 Luxembourg
          Telex: 3636BIL
          Fax:   352 4590 4243

          For the attention of Managing Director

          with a copy to

          Security Capital (UK) Management Limited
          7 Clifford Street
          London SW1 X 2US

          Fax:  0171 287 7636 or
                0171 287 7637

23.2 Non-working Days.
     ----------------

     A notice or other communication received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in that place.

24.  ALTERATIONS TO THE CONTRACTING PARTIES

24.1 Successors.
     ----------

     This Agreement shall be binding upon and inure to the benefit of each of the Contracting Parties and their respective successors and permitted assigns.

24.2 Assignments and Transfers by the Borrower or any Guarantor.
     ----------------------------------------------------------

     Neither the Borrower nor any Guarantor may assign or otherwise transfer all or any part of its rights or obligations under the Finance Documents without the prior consent of all the Lenders, except to the extent permitted under Clause 15.12.

24.3 Assignments and Transfers by Lenders.
     ------------------------------------

     (a) Subject to paragraphs (b) through (f) below, any Lender (the "Assignor") may at any time assign or otherwise transfer all or any part of its rights or obligations under this Agreement and any Note (subject in the case of an assignment or transfer of part only of its rights or obligations, to a minimum amount of $10,000,000 being assigned or transferred and to the Assignor retaining a minimum Commitment of $10,000,000) to another bank or financial institution (the "Assignee") with, subject as provided below, the prior consent of the Administrative Agent and the Borrower (in each case not to be unreasonably withheld). The minimum Commitment of $10,000,000 applicable to partial assignments or transfers shall be reduced proportionately in accordance with the cancellation or reduction of the Total Revolving Credit Commitments.

     (b) A transfer of obligations shall not be effective until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by the Assignor and the Assignee and (ii) the Assignor and the Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance in the form of Schedule 5 ("Assignment and Acceptance").

     (c) From and after the date that the Administrative Agent notifies the Assignor that it has received (and provided its consent with respect to) an executed Assignment and Acceptance, the consent of the Borrower thereto and payment of the fee provided in paragraph (g) below, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement, (ii) the Assignor shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and
          (iii) the Assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and the Assignor, as appropriate. Immediately upon each Assignee's making its fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.

     (d)  Nothing in this Agreement shall restrict the ability of any Lender to
          (i) assign or otherwise transfer its rights and obligations to any Affiliate of such Lender or (ii) assign or otherwise transfer its rights or obligations if an Event of Default has occurred and is continuing.

     (e) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Advances made by such Lender, the Revolving Credit Commitment of such Lender and the other interests of such Lender (the "Originator") hereunder and under any Note (including its rights, obligations or rights and obligations); provided, however, that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations,
          (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement (except to the extent such amendment, consent or waiver relates to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Advances, or the dates fixed for payments of principal of or interest on the Advances). In the case of any such participation, the Participant shall be entitled to the benefit of Clauses 9, 11, 12 and 26 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement or any Note are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement or such Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note.

     (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a Security Interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any
          Note in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law, provided that payment made by the Borrower or any Guarantor to or for the account of any Lender in respect of an Advance made by such Lender shall satisfy the Borrower's or the Guarantor's, as the case may be, payment obligation in respect of such Advance to the extent of such payment regardless of any encumbrance created pursuant to this Clause 24.3(f).

     (g) On each occasion an Assignor assigns or transfers its Commitment rights and/or obligations under this Agreement or any Note, the Assignee shall on the date of the assignment and/or transfer, pay to the Administrative Agent for its own account a fee of $2,500.

     (h) The Administrative Agent shall promptly (i) notify the other Contracting Parties of the receipt and execution on their behalf by it of any Assignment and Acceptance or any notice under paragraph (b) above and (ii) modify Schedule 1 to reflect the relevant assignment or transfer and distribute the revised Schedule 1 to the other Contracting Parties.

24.4 Reference Lenders.
     -----------------

     If a Reference Lender (or, if a Reference Lender is not a Lender, the Lender of which it is an Affiliate) ceases to be one of the Lenders, the Administrative Agent will, in consultation with the Company and the Borrower appoint another Lender or an Affiliate of a Lender as a Reference Lender.

24.5 Disclosure.
     ----------

     Each Lender may disclose to an Affiliate or a proposed assignee or transferee or a New Lender or any sub-participant, risk participant or other participant proposing to enter or having entered into a contract with the Lender regarding any Finance Document any information in the possession of the Lender received under this Agreement relating to the Borrower, any Guarantor or any of its related entities as it sees fit provided always that information which is confidential may only be disclosed to an Affiliate or a person with whom such Lender is proposing to enter, or has entered into, a transfer, participation or other agreement in relation to this Agreement if the person has provided a written undertaking to keep the information confidential and only to use it for the purposes of this Agreement.

24.6 Change of Facility Office.
     -------------------------

     Each Lender shall participate in this Agreement through its Facility Office(s), but may change any Facility Office from time to time by five Business Days' prior notice to the Administrative Agent.

24.7 Increased Costs Withholding Taxes.
     ---------------------------------

     If:

     (a) any assignment or transfer of all or any part of the rights or obligations of a Lender pursuant to Clause 24.3 (Assignment and Transfers by Lenders); or

     (b)  any change in a Lender's Facility Office,

     results at the time of any assignment, transfer or change in amounts becoming due under Clause 10.3(b) (Taxes) or 11.1 (Increased Costs), then the assignee, transferee, New Lender or Lender, as the case may be, shall be entitled to receive those amounts only to the extent that the assignor, transferor, Existing Lender or Lender, as the case may be, would have been so entitled had there been no assignment, transfer, substitution or change in Facility Office.

25.  SET-OFF

     Each Financial Institution may (but shall not be obliged to) at any time after a Default has occurred and is continuing set-off against any obligation of the Borrower or any Guarantor due and payable but not paid under any Finance Document any moneys held by the Lender for the account of the Borrower or such Guarantor as the case may be at any office of the Financial Institution anywhere and in any currency. The Financial Institution may effect any appropriate currency exchanges to implement such set-off and shall thereafter notify the Borrower.

26.  INDEMNITIES

     (a) The Borrower and each Guarantor shall indemnify each Financial Institution against any loss or expense which that Financial Institution may reasonably sustain or incur as a consequence of:

          (i)     the occurrence of any Default; or

          (ii)    the operation of Clause 16.2 (Non-Payment); or

          (iii) any repayment or prepayment of a LIBOR Advance or payment of an overdue amount being made otherwise than on a Maturity Date relative thereto and, for the purpose of this Clause 26
                   (a)(iii), a Maturity Date relative to an overdue amount shall be the last day of any Designated Term (as defined in Clause 7.3(a)(ii)(Default Interest)); or

          (iv) (other than by reason of gross negligence or default by any Lender or any Agent) any Advance not being made after a Request has been served in respect thereof; or

          (v) any prepayment not being made following notice thereof by the Borrower; or

          (vi) any liability of any Lender or the Administrative Agent in respect of Taxes resulting from any amounts paid or payable by the Borrower or any Guarantor under the Finance Documents.

     (b) The Borrower's and each Guarantor's liability under paragraph (a) above shall include, without limitation, any loss (but not loss of margin) or expense on account of funds borrowed, contracted for or utilized to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

27.  PRO RATA SHARING

27.1 Redistribution.
     --------------

     (a) Subject to Clause 27.2 (Notification), if at any time the proportion which any Lender (the "receiving Lender") has received or recovered (whether by set-off or otherwise) in respect of its portion of any sum due and owing from the Borrower or any Guarantor under any Finance Document is greater (the amount of excess being referred to in this Clause 27.1 as the "excess amount") than the proportion received or recovered by the Lender receiving or recovering the smallest proportion (which shall include a zero receipt), then:

          (i)   the receiving Lender shall promptly notify the Administrative
                Agent;

          (ii) the receiving Lender shall promptly and in any event within ten days of receipt or recovery of the excess amount pay to the Administrative Agent an amount equal to the excess amount;

          (iii) the Administrative Agent shall treat the payment as if it were a payment by the Borrower or relevant Guarantor (as the case may be) on account of a sum owed to the Lenders and shall pay the same to the Lenders (including the receiving Lender) pro rata to their respective entitlements; and

          (iv) as between the Borrower or the relevant Guarantor (as the case may be) and the receiving Lender the excess amount shall be treated as not having been paid, while as between the Borrower or the relevant Guarantor (as the case may be) and each Lender (including the receiving Lender), it shall be treated as having been paid to the extent receivable by the Lender.

     (b) If a receiving Lender is subsequently required to repay to the Borrower or any Guarantor any amount received or recovered by it and dealt with under paragraph (a) above, each Lender shall promptly repay to the Administrative Agent for the account of the receiving Lender the portion of the amount distributed to it, together with interest thereon at a rate sufficient to reimburse the receiving Lender for any interest which it has been required to pay to the Borrower or such Guarantor in respect of the portion of such amount.

27.2 Notification.
     ------------

     (a) Each Lender shall promptly give notice to the Administrative Agent of the receipt or recovery by the Lender of any amount received or recovered by it in respect of this Agreement otherwise than through the Administrative Agent.

     (b) Each Lender shall give notice to the Administrative Agent before instituting any legal action or proceedings under or in connection with this Agreement.

     (c) Upon receipt of any notice under paragraph (a) or (b) above, the Administrative Agent will as soon as practicable notify all the other Lenders.

28.  ADDITIONAL GUARANTORS

28.1 Additional Guarantors.
     ---------------------

     (a) In the event that the Borrower, any Guarantor or any of their respective Wholly-Owned Consolidated Subsidiaries at any time after the date hereof owns, forms, acquires or otherwise establishes any Wholly-Owned Consolidated Subsidiary, the Borrower shall notify the Administrative Agent (which shall in turn notify the other Financial Institutions).

     (b) The Borrower shall, within 30 days thereof, procure that such Wholly-Owned Consolidated Subsidiary shall become, as soon as possible after being required by the Administrative Agent to become, an Additional Guarantor by entering into a Guarantor Joinder Agreement (in the agreed form relevant to that jurisdiction).

     (c) Upon receipt by the Administrative Agent of the Guarantor Joinder Agreement signed on behalf of the Borrower for itself and the existing Guarantors and by the proposed Additional Guarantor, the Administrative Agent shall execute the same for itself and on behalf of the Parties and shall as promptly as practicable give notice of such execution to all of the parties to the Guarantor Joinder Agreement.

     (d) On each date that a Guarantor Joinder Agreement is entered into the Borrower shall procure that certified copies of each of the Additional Conditions Precedent are delivered in respect of the Additional Guarantor and the Guarantor Joinder Agreement in form and substance reasonably satisfactory to the Administrative Agent.

28.2 Additional Conditions Precedent.
     -------------------------------

     (a) Each of the Additional Conditions Precedent to be delivered pursuant to Clause 28.1(d) (Additional Guarantors) above shall be certified by a Managing Director, Senior Vice President or Vice President of the Additional Guarantor as being correct, complete and in full force and effect as at a date no earlier than the date on which the relevant Guarantor Joinder Agreement was executed.

     (b) The Administrative Agent shall promptly notify the Borrower and the Lenders whether or not the Additional Conditions Precedent relating to any Additional Guarantor have been met or waived.

29.  GOVERNING LAW

     This Agreement and the other Finance Documents shall be construed in accordance with, and governed by, the internal laws of the State of New York.

30.  JURISDICTION

     (a) Each of the Contracting Parties irrevocably agrees for the benefit of each of the other Contracting Parties that the State Courts or the Federal District Courts sitting in New York City shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the Finance Documents, and for such purposes irrevocably submits to the Jurisdiction of such Courts.

     (b) Each of the Contracting Parties irrevocably waives any objection which it may have now or hereafter to such Courts as are referred to in paragraph (a) above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the Finance Documents and any claim that any such Court is not a convenient or appropriate forum.

     (c) The Borrower and each Guarantor agrees that the process by which any suit, action or proceeding in New York is begun may be served on it by being delivered to CT Corporation System, 1633 Broadway, New York, New York, 10019.

     (d) The submission to the said jurisdiction shall not (and shall not be construed so as to) limit the right of any of the Contracting Parties to take proceedings against any other Contracting Party in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

     (e) The Borrower and each Guarantor further irrevocably consents to the service of process out of the aforesaid Courts in any such action or proceedings by the mailing of copies thereof by registered or certified airmail, postage prepaid to the

Borrower and/or the relevant Guarantor at its address applying for the time being under Clause 23.1 (Notices).

     (f) Nothing herein shall affect the right to serve process in any other manner permitted by law.


                            -----
SECURITY CAPITAL U.S. REALTY        SECURITY CAPITAL HOLDINGS S.A.

31.  WAIVER OF JURY TRIAL

     THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

32.  SEVERABILITY

     If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, the prohibition or unenforceability, shall not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of the provision in any other jurisdiction.

33.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed on the date first written above.


                                        SECURITY CAPITAL U.S. REALTY,
                                          as Borrower



                                        By: /s/ Ariel Amir
                                           ----------------------------------
                                           Name:  Ariel Amir
                                           Title: Vice President


                                        SECURITY CAPITAL HOLDINGS S.A.,
                                          as Guarantor



                                        By: /s/ Gerald R. Morgan, Jr.
                                           ----------------------------------
                                           Name:  Gerald R. Morgan, Jr.
                                           Title: Senior Vice President


                                        COMMERZBANK AKTIENGESELLSCHAFT,
                                          New York Branch,
                                          as Arranger and as
                                          Administrative Agent


                                        By: /s/ Marianne I. Medora
                                           ----------------------------------
                                           Name:  Marianne I. Medora
                                           Title: Vice President



                                        By: /s/ Claudia Rost
                                           ----------------------------------
                                           Name:  Claudia Rost
                                           Title: Assistant Vice President

                                          NATIONSBANK OF TEXAS, N.A.,
                                            as Syndication Agent and as a Lender



                                          By: /s/ Patrick Townbridge
                                             --------------------------------
                                             Name:  Patrick Townbridge
                                             Title: Vice President

                                             COMMERZBANK AKTIENGESELLSCHAFT,
                                               Los Angeles Branch,
                                               as a Lender



                                             By: /s/ David M. Schwarz
                                                ------------------------------
                                                Name:  David M. Schwarz
                                                Title: Vice President



                                             By: /s/ Marianne I. Medora
                                                ------------------------------
                                                Name:  Marianne I. Medora
                                                Title: Vice President

                                        BANQUE INTERNATIONALE A LUXEMBOURG,
                                          as a Lender



                                        By: /s/ Simon Hauxwell
                                           ------------------------------------
                                            Name:  Simon Hauxwell
                                            Title: Attache de Direction



                                        By: /s/ Benoit Debroise
                                           ------------------------------------
                                            Name:  Benoit Debroise
                                            Title: Fonde de Pouvoir Principal

                                       BANKBOSTON, N.A.,
                                         as a Lender



                                       By: /s/ Michael Brand
                                          ---------------------------------
                                          Name:  Michael Brand
                                          Title: Vice President

                                       CHASE BANK TEXAS, N.A.,
                                          as a Lender



                                       By: /s/ Kent A. Kaiser
                                          ----------------------------------
                                          Name:  Kent A. Kaiser
                                          Title: Senior Vice President

                                             WELLS FARGO BANK,
                                                NATIONAL ASSOCIATION,
                                                as a Lender



                                             By: /s/ Robert W. Belson
                                                -------------------------------
                                                Name:  Robert W. Belson
                                                Title: Senior Vice President

                                                TRANSAMERICA LIFE INSURANCE
                                                  AND ANNUITY COMPANY,
                                                  as a Lender



                                                By: /s/ John M. Casparian
                                                   ----------------------------
                                                   Name:  John M. Casparian
                                                   Title: Investment Officer

                                       BANK OF MONTREAL,
                                         as a Lender



                                       By: /s/ Leon H. Sinclair
                                          ----------------------------------
                                          Name:  Leon H. Sinclair
                                          Title: Director

                                                                [EXECUTION COPY]


                             AMENDED AND RESTATED

                              FACILITY AGREEMENT

                         DATED AS OF DECEMBER 8, 1998




                                 $ 400,000,000

                    REVOLVING CREDIT AND SWINGLINE FACILITY

                                      for

                         SECURITY CAPITAL U.S. REALTY

                                      and

                        COMMERZBANK AKTIENGESELLSCHAFT
                                  as Arranger

                                      and

                        COMMERZBANK AKTIENGESELLSCHAFT
                            as Administrative Agent

                                      and

                          NATIONSBANK OF TEXAS, N.A.
                             as Syndication Agent

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                             Page
                                                                                                                             ----

1.       DEFINED TERMS; INTERPRETATION....................................................................................    1

         1.1      Defined Terms...........................................................................................    1
         1.2      Construction............................................................................................   20

2.       FACILITIES.......................................................................................................   23
         2.1      Facilities..............................................................................................   23
         2.2      Facility Limits.........................................................................................   23
         2.3      A Lender's Individual Limit.............................................................................   23
         2.4      Nature of the Lenders', Borrower's and Guarantors' Rights And Obligations Under This
                  Agreement...............................................................................................   25
         2.5      Extension of Final Maturity Dates.......................................................................   26
         2.6      Term-Out Option.........................................................................................   28
         2.7      Notes...................................................................................................   29

3.       PURPOSE OF THE FACILITY..........................................................................................   29

4.       CONDITIONS PRECEDENT.............................................................................................   29
         4.1      Conditions Precedent to each Request and each Advance...................................................   29
         4.2      Confirmation of Collateral..............................................................................   30

5.       UTILIZATION OF THE FACILITY......................................................................................   31
         5.1      Utilization of Revolving Credit Facility................................................................   31
         5.2      Utilization of Swingline Facility.......................................................................   32

6.       REDUCTION AND CANCELLATION OF THE TOTAL COMMITMENTS..............................................................   33
         6.1      Automatic Reduction of each Lender's Commitment.........................................................   33
         6.2      Voluntary Cancellation..................................................................................   33
         6.3      Irrevocable.............................................................................................   33

7.       INTEREST.........................................................................................................   34
         7.1      Rate....................................................................................................   34
         7.2      Due Dates...............................................................................................   34
         7.3      Default Interest........................................................................................   35
         7.4      Calculation of Interest.................................................................................   36
         7.5      Interest Periods for Term Advances......................................................................   36
         7.6      Notification............................................................................................   37

8.       REPAYMENT AND PREPAYMENT OF ADVANCES.............................................................................   37
         8.1      Repayment of Advances...................................................................................   37

                                                                                                                 Page
                                                                                                                 ----
         8.2      Prepayment of Advances.........................................................................  38
         8.3      Mandatory Prepayment/Borrowing Base Shortfall..................................................  38

9.       MARKET DISRUPTION.......................................................................................  38

10.      PAYMENTS................................................................................................  40
         10.1     Funds and place................................................................................  40
         10.2     Recovery of Payments...........................................................................  41
         10.3     Taxes                                                                                            41
         10.4     Non-Business Days..............................................................................  43
         10.5     Certifications.................................................................................  43
         10.6     Appropriations.................................................................................  43
         10.7     Mitigation.....................................................................................  43

11.      INCREASED COSTS.........................................................................................  44
         11.1     Increased Costs................................................................................  44
         11.2     Exceptions.....................................................................................  45

12.      ILLEGALITY.............................................................................................   46

13.      GUARANTEE...............................................................................................  46
         13.1     Guarantee......................................................................................  46
         13.2     Continuing Guarantee...........................................................................  47
         13.3     Reinstatement..................................................................................  47
         13.4     Waiver of Defenses.............................................................................  47
         13.5     Immediate Recourse.............................................................................  48
         13.6     Preservation of Rights.........................................................................  48
         13.7     Non-competition................................................................................  48
         13.8     Other Documents................................................................................  49
         13.9     Certificate....................................................................................  49

14.      REPRESENTATIONS AND WARRANTIES..........................................................................  49
         14.1     Representations and Warranties.................................................................  49
         14.2     Repetition.....................................................................................  53

15.      COVENANTS...............................................................................................  53
         15.1     Financial Information, etc.....................................................................  53
         15.2     Maintenance of Corporate Existence.............................................................  55
         15.3     Payment of Taxes, etc..........................................................................  55

                                      (2)

                                                                                                                  Page
                                                                                                                  ----
         15.4     Insurance.....................................................................................   55
         15.5     Notice of Default or Litigation...............................................................   55
         15.6     Conduct of Business...........................................................................   56
         15.7     Books and Records.............................................................................   56
         15.8     Value of Assets...............................................................................   56
         15.9     Security Interests............................................................................   56
         15.10    Financial Condition...........................................................................   57
         15.11    Dividends, Stock Purchases....................................................................   58
         15.12    Consolidation, Merger, etc....................................................................   59
         15.13    Plans.........................................................................................   60
         15.14    Inconsistent Agreements.......................................................................   60
         15.15    ERISA and Compliance with Requirements of Law.................................................   60
         15.16    Amendment of Advance Agreement................................................................   60
         15.17    Sales of Qualifying Securities of Principal Companies.........................................   60

16.      DEFAULT................................................................................................   61
         16.1     Events of Default.............................................................................   61
         16.2     Non-Payment...................................................................................   61
         16.3     Breach of Other Obligations...................................................................   61
         16.4     Misrepresentation.............................................................................   62
         16.5     Cross-default.................................................................................   62
         16.6     Insolvency....................................................................................   62
         16.7     Insolvency Proceedings........................................................................   63
         16.8     Appointment of Receivers and Managers.........................................................   64
         16.9     Legal Process.................................................................................   65
         16.10    Unlawfulness..................................................................................   65
         16.11    Guarantee.....................................................................................   65
         16.12    Change of Control.............................................................................   65
         16.13    Pari Passu....................................................................................   66
         16.14    Investment Adviser............................................................................   66
         16.15    Acceleration..................................................................................   66

17.      ACCOUNTS AS EVIDENCE...................................................................................   66

18.      THE ADMINISTRATIVE AGENT, THE ARRANGER AND THE SYNDICATION AGENT.......................................   67
         18.1     Appointment and Duties of the Administrative Agent............................................   67
         18.2     Role of the Arranger and the Syndication Agent................................................   67
         18.3     Relationship..................................................................................   67
         18.4     Majority Lenders' Directions..................................................................   68

                                      (3)

                                                                                                                  Page
                                                                                                                  ----
         18.5     Delegation....................................................................................   68
         18.6     Responsibility for Documentation..............................................................   68
         18.7     Default.......................................................................................   68
         18.8     Exoneration...................................................................................   69
         18.9     Reliance......................................................................................   69
         18.10    Credit Approval and Appraisal.................................................................   69
         18.11    Information...................................................................................   70
         18.12    The Administrative Agent and the Arranger Individually........................................   71
         18.13    Indemnities...................................................................................   71
         18.14    Compliance....................................................................................   71
         18.15    Resignation of Agent..........................................................................   72
         18.16    Lenders.......................................................................................   73

19.      FEES...................................................................................................   73
         19.1     Commitment Fee................................................................................   73
         19.2     Arrangement Fee...............................................................................   74
         19.3     Administrative Agent's Fee....................................................................   74
         19.4     Amendment Fee.................................................................................   74
         19.5     Extension Fee.................................................................................   74
         19.6     Conversion Fee................................................................................   74

20.      EXPENSES...............................................................................................   75
         20.1     Facility Expenses.............................................................................   75
         20.2     Enforcement Expenses..........................................................................   75

21.      STAMP DUTIES...........................................................................................   75

22.      AMENDMENTS, WAIVERS, REMEDIES CUMULATIVE...............................................................   75
         22.1     Amendments....................................................................................   75
         22.2     Waivers.......................................................................................   77
         22.3     Remedies Cumulative...........................................................................   77

23.      NOTICES................................................................................................   77
         23.1     Address.......................................................................................   77
         23.2     Non-working Days..............................................................................   79

24.      ALTERATIONS TO THE CONTRACTING PARTIES.................................................................   79
         24.1     Successors....................................................................................   79
         24.2     Assignments and Transfers by the Borrower or any Guarantor....................................   79


                                      (4)

                                                                                                                  Page
                                                                                                                  ----
         24.3     Assignments and Transfers by Lenders..........................................................   79
         24.4     Reference Lenders.............................................................................   81
         24.5     Disclosure....................................................................................   81
         24.6     Change of Facility Office.....................................................................   81
         24.7     Increased Costs Withholding Taxes.............................................................   82

25.      SET-OFF................................................................................................   82

26.      INDEMNITIES............................................................................................   82

27.      PRO RATA SHARING.......................................................................................   83
         27.1     Redistribution................................................................................   83
         27.2     Notification..................................................................................   84

28.      ADDITIONAL GUARANTORS..................................................................................   84
         28.1     Additional Guarantors.........................................................................   84
         28.2     Additional Conditions Precedent...............................................................   84

29.      GOVERNING LAW..........................................................................................   85

30.      JURISDICTION...........................................................................................   85

31.      WAIVER OF JURY TRIAL...................................................................................   86

32.      SEVERABILITY...........................................................................................   86

33.      COUNTERPARTS...........................................................................................   86

                                      (5)